UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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HOME DIAGNOSTICS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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HOME DIAGNOSTICS, INC.
2400 NW 55th Court, Fort Lauderdale, Florida 33309

Dear Stockholder:

On behalf of the Board of Directors, we invite you to attend the 2009 Annual Meeting of Stockholders of Home Diagnostics, Inc. We will hold the meeting at 9:00 a.m. Eastern Time on June 2, 2009 at the Fort Lauderdale Marriott North Hotel, 6650 North Andrews Avenue, Fort Lauderdale, Florida 33309.

On the following pages you will find the Notice of Annual Meeting of Stockholders and Proxy Statement giving information concerning the matters to be acted on at the meeting. Our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 is enclosed.

We hope you will be able to attend the meeting in person. Whether or not you plan to attend, please take the time to vote by completing and returning your proxy card in the enclosed envelope before the meeting. If you attend the meeting, you may, if you wish, revoke your proxy and vote in person.

Thank you for your interest in Home Diagnostics, Inc.

Sincerely,

/s/ George H. Holley George H. Holley Chairman of the Board	/s/ Joseph H. Capper Joseph H. Capper President and Chief Executive Officer

HOME DIAGNOSTICS, INC.
2400 NW 55th Court, Fort Lauderdale, Florida 33309

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 2, 2009

To the Stockholders of Home Diagnostics, Inc.:

The Board of Directors of Home Diagnostics, Inc., a Delaware corporation (the “Company”), hereby gives notice that the 2009 Annual Meeting of Stockholders of the Company (the “Annual Meeting”) will be held on June 2, 2009 at 9:00 a.m. Eastern Time at the Fort Lauderdale Marriott North Hotel, 6650 North Andrews Avenue, Fort Lauderdale, Florida 33309, for the following purposes, as more fully described in the accompanying Proxy Statement:

1. To elect two Class III directors as members of the Board of Directors of the Company, each to serve for a term of three years or until his successor has been elected and qualified;

2. To approve the Company’s 2009 Equity Incentive Plan; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on April 16, 2009, the record date for the Annual Meeting, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. All holders of record of shares of the Company’s common stock (“Common Stock”) at the close of business on the record date are entitled to vote at the Annual Meeting by sending in the proxy voting form by the specified deadline or by attending the Annual Meeting and casting their vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Ronald L. Rubin
Senior Vice President, Chief Financial Officer
and Secretary

April     , 2009

IMPORTANT:  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD BY THE DEADLINE (INDICATED ON THE PROXY CARD) IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

HOME DIAGNOSTICS, INC.
2400 NW 55th Court, Fort Lauderdale, Florida 33309

PROXY STATEMENT

2009 ANNUAL MEETING OF STOCKHOLDERS

Home Diagnostics, Inc., a Delaware corporation (the “Company” or “HDI”), is furnishing this Proxy Statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2009 Annual Meeting of Stockholders to be held on June 2, 2009 at 9:00 a.m. Eastern Time, at the Fort Lauderdale Marriott North Hotel, 6650 North Andrews Avenue, Fort Lauderdale, Florida 33309, and at any adjournments or postponements thereof (the “Annual Meeting”). This Proxy Statement and the enclosed proxy are first being sent to stockholders on or about April 27, 2009.

Only holders of the Company’s common stock, par value $0.01 per share (the “Common Stock”), as of the close of business on April 16, 2009 (the “Record Date”) are entitled to vote at the Annual Meeting. Stockholders who hold shares of Common Stock in “street name” may vote at the Annual Meeting only if they hold a valid proxy from their broker. As of the Record Date, there were [          ] shares of Common Stock outstanding.

A majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the Annual Meeting. Stockholders of record who are present at the Annual Meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting and broker non-votes, will be included in the number of stockholders present at the Annual Meeting for purposes of determining whether a quorum is present.

Registration and seating will begin at 8:30 a.m. All stockholders attending the Annual Meeting will be asked to present valid picture identification, such as a driver’s license or passport. Cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting.

Each stockholder of record is entitled to one vote at the Annual Meeting for each share of Common Stock held by such stockholder on the Record Date. Stockholders do not have cumulative voting rights. Stockholders may vote their shares by using the proxy card enclosed with this Proxy Statement. All proxy cards received by the Company that are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received that does not specify a vote or an abstention and is not revoked prior to exercise, the shares represented by that proxy card will be voted as recommended by the Board of Directors as follows:

FOR the election of the director nominees; and

FOR the approval of the Company’s 2009 Equity Incentive Plan.

The Company does not anticipate, as of the date hereof, any matters to be voted upon at the Annual Meeting other than those stated in this Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, to the extent allowed under Delaware law, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

Under Delaware law, if a quorum exists at the Annual Meeting, the affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of directors. A properly executed proxy marked “Withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted “For” or “Against,” although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

The Company requests that brokerage firms, bank nominees and other institutions that act as nominees or fiduciaries for owners of Common Stock, forward this Proxy Statement and proxies to persons for whom they hold shares and obtain authorization for the execution of proxies. If shares are held in the name of a brokerage firm, bank or nominee, only the brokerage firm, bank or nominee can sign a proxy with respect to stockholders’ shares. Accordingly, such stockholders will not be able to vote their shares in person should they attend the Annual Meeting. Instead, the stockholders should contact the person responsible for their account and give instructions for a proxy representing their shares to be signed and voted as directed.

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count “For” and “Withhold” and, with respect to any proposals other than the election of directors, “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining whether a proposal has been approved.

If a stockholder’s shares are held by a broker, bank or other agent as nominee (that is, in “street name”), the stockholder must obtain a proxy form from the institution that holds such shares and follow the instructions included on that form regarding how to instruct the broker, bank or other agent to vote such shares. If the stockholder does not give instructions to the broker, bank or other such agent can vote such shares with respect to certain routine items, such as Proposal 1, the election of directors, but not with respect to other items. On non-routine items for which the stockholder does not give instructions to the broker, bank or other agent, the shares will be treated as broker non-votes.

A stockholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to the Secretary of the Company or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the Annual Meeting.

The proxy card accompanying this Proxy Statement is solicited by the Board of Directors of the Company. The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will also pay brokers, banks and other fiduciaries who hold shares of Common Stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 is enclosed with this Proxy Statement for each stockholder.

PROPOSAL 1 — ELECTION OF DIRECTORS

The number of members of the Company’s Board of Directors has been established as six by the Board. Currently, there are six directors serving on the Board. Pursuant to the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, both adopted in connection with the Company’s initial public offering of shares of Common Stock in September 2006, the Board of Directors of the Company is divided into three classes serving staggered terms. Currently, the Class I directors are serving a term of three years expiring at the Company’s 2010 Annual Meeting of Stockholders, the Class II directors are serving a term of three years expiring at the Company’s 2011 Annual Meeting of Stockholders and the Class III directors are serving an initial term of three years expiring at the Company’s 2009 Annual Meeting of Stockholders. Upon expiration of the term of each class of directors, the directors of such class will be elected for further terms of three years. The Board of Directors has nominated each of George H. Holley and Joseph H. Capper, the Company’s newly appointed President, CEO and Class III director, to stand for re-election as Class III directors, each an incumbent Class III director, serving a term of three years. Each director so elected will hold office until the 2012 Annual Meeting of Stockholders and the election and qualification of his successor. Each nominee has indicated that he is willing and able to serve as a Class III director of the Company.

Directors are elected by a plurality of votes cast at the Annual Meeting; any shares not voted (by abstention, broker non-vote, or otherwise) have no impact on the vote. If you do not wish your shares to be voted for either or both nominees, you may so indicate in the space provided on the proxy form for “withhold authority.” All proxies received by the Board of Directors will be voted FOR Messrs. Holley and Capper if no direction to the contrary is given. In the event that a nominee is unable or declines to serve, the proxies will be voted for the election of any alternate nominee who is designated by the Board of Directors. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The Nominating and Corporate Governance Committee has affirmatively determined that each nominee qualifies for election under the criteria for evaluation of directors described under “Director Nominations” on page 12 of this Proxy Statement. In addition, the Board has determined that, other than Mr. Capper, each nominee qualifies as independent under applicable regulations. See “Board Meetings and Committees” on page 9 of this Proxy Statement.

Biographical information regarding the nominees is set forth in the section entitled “Management of the Company — Executive Officers and Directors” on page 7.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE NOMINEES AS CLASS III MEMBERS OF THE BOARD OF DIRECTORS OF THE COMPANY.

PROPOSAL 2: APPROVAL OF THE 2009 EQUITY INCENTIVE PLAN

INTRODUCTION

Our Board of Directors has adopted the 2009 Equity Incentive Plan (the “2009 Plan”) for officers, employees, independent directors and other key persons of the Company and its subsidiaries, subject to the approval of the 2009 Equity Incentive Plan (the “Plan”) by our stockholders. The Plan is intended to replace the Company’s 2006 Equity Incentive Plan (the “2006 Plan”). If the stockholders approve the Plan, it will be come effective on the day of the Annual Meeting, no further awards will be granted under the 2006 Plan, and that Plan will be terminated. The 2009 Plan is administered by the Compensation Committee of our Board of Directors. The Compensation Committee, in its discretion, may grant stock-based awards (including Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Deferred Stock Awards, Restricted Stock Awards, Unrestricted Stock Awards, Dividend Equivalent Rights and Other Stock-Based Awards) to officers, employees, directors and other key persons under the Plan. Subject to adjustment for stock splits, stock dividends and similar events, the total number of shares of stock that can be issued under the 2009 Plan is 1,800,000 shares of Common Stock. Based solely upon the closing price of the Company’s Common Stock as reported on the NASDAQ on April   , 2009, the maximum aggregate market value of the securities that can be issued under the 2009 Plan would be $[     ] million. The stock issued by the Company under the 2009 Plan may be authorized but unissued stock, or stock reacquired by the Company. To satisfy the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), stock options or stock appreciation rights with respect to no more than 180,000 shares of Common Stock (subject to adjustment for stock splits and similar events) may be granted to any one individual during any one calendar year.

On April   , 2009, the Board adopted the Plan and directed that the Plan be submitted to the stockholders for approval at the 2009 Annual Meeting of Stockholders. The Plan will be approved upon the affirmative vote of a majority of the votes cast by holders of shares of Common Stock voting in person or by proxy at the meeting. The closing price of a share of Common Stock on NASDAQ on April   , 2009 was $     .          .

RECOMMENDATION

Our Board of Directors believes that stock-based awards can play an important role in the success of the Company by encouraging and enabling the officers and employees, independent directors and other key persons of the Company and its subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. The Company’s Board of Directors anticipates that providing such persons with a direct stake in the Company’s welfare will assure a closer alignment of the interests of participants in the 2009 Plan with those of the Company’s stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company. In order to be competitive and to keep pace with changes in the market and our competitors, the Board of Directors believes that the Company should have a flexible equity plan. Our Board of Directors believes that the proposed 2009 Plan will help the Company to achieve its goals by keeping the Company’s incentive compensation program dynamic and competitive with those of other companies. Accordingly, the Board of Directors believes that the 2009 Plan is in the best interests of the Company and its stockholders and recommends that the stockholders approve the 2009 Plan.

2009 Equity Incentive Plan

The description set forth below represents a summary of the principal terms and conditions of the 2009 Plan, and does not purport to be complete. The 2009 Plan was adopted on April   , 2009, by the Board of Directors. A copy of the 2009 Plan has been attached as an appendix to this proxy statement.

Purpose.  We adopted the 2009 Plan for the purposes of (i) attracting, retaining, motivating and rewarding employees, non-employee directors, consultants and advisors; (ii) providing equitable and competitive compensation opportunities, recognizing individual contributions and rewarding achievement of our goals; and (iii) promoting the creation of long-term value for our stockholders by closely aligning the interests of 2009 Plan participants with the interests of our stockholders.

Administration.  The 2009 Plan will be administered by the compensation committee of the Board of Directors (the “Committee”) or our Board of Directors may itself act to administer the 2009 Plan. The Company’s Board of Directors must perform the functions of the Committee for purposes of granting awards to members of the Committee. (References to the Committee herein mean the Committee or our full board of directors exercising authority with respect to a given award.) Subject to the terms and conditions of the 2009 Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of a performance award, specify dates at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2009 Plan, and make all other determinations which may be necessary or advisable for the administration of the 2009 Plan. In addition, the Committee may delegate its authority under the 2009 Plan to the extent permitted by the Delaware General Corporation Law, except delegation is limited where necessary to meet requirements under Rule 16b-3 under the Securities Exchange Act of 1934 or Internal Revenue Code Section 162(m) and 409A.

Shares subject to the 2009 Plan.  One million eight hundred thousand shares (1,800,000) of Common Stock will be reserved for issuance under the 2009 Plan. Shares that are potentially deliverable under an award under the 2009 Plan that are canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the participant will not be counted as delivered under the 2009 Plan and will be available for awards under the 2009 Plan. Shares that have been issued in connection with an award under the 2009 Plan (e.g., restricted stock) or any preexisting 2009 Plan award that is canceled, forfeited, or settled in cash such that those shares are returned to us will be available for awards under the 2009 Plan. Shares that are withheld from such an award or separately surrendered by the participant in payment of any exercise price relating to such an award will be deemed to constitute shares not delivered to the participant and will be available under the 2009 Plan.

Eligibility and participation.  Employees, executive officers, directors, advisors and consultants of the Company or our subsidiaries will be eligible for awards under the 2009 Plan.

Awards under the 2009 Plan.  The 2009 Plan authorizes a broad range of awards, including:

•	stock options;

•	stock appreciation rights (“SARs”);

•	restricted stock;

•	other awards based on common stock;

•	performance shares or other performance awards; which are in effect awards that may be earned by achieving specific performance objectives;

•	cash-based performance awards tied to achievement of specific performance objectives; and

•	stock or other awards granted in lieu of rights to cash or other compensation.

Stock options and Stock Appreciation Rights (“SARs”).  The Committee is authorized to grant stock options, including both incentive stock options (“ISOs”), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR’s designated “base price.” The exercise price of an option and the base price of an SAR are determined by the Committee. The maximum term of each option or SAR will be ten years. The Committee will determine at the date of grant, or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which stock will be delivered or deemed to be delivered to participants, whether or not a SAR shall be free-standing or in tandem or combination with any other award, and whether or not the SAR will be a 409A award or non-409A award.

Restricted stock and Restricted Stock Units (“RSUs”).  The Committee is authorized to grant restricted stock and RSUs. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, restricted stock that is at that time subject to restrictions shall be forfeited and reacquired by us. The Committee will establish the length of the restricted period for awards of restricted stock. Such awards may vest on an accelerated basis in the event of death, disability, or retirement, or a change in control or other special circumstances. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends, unless otherwise determined by the Committee.

RSUs give a participant the right to receive shares or other awards at the end of a specified period. The grant, issuance, retention, vesting and/or settlement of RSUs will occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. Prior to settlement, RSUs carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents may be paid or accrue on earned performance awards if authorized by the Committee.

Other stock-based awards, stock bonus awards, and awards in lieu of other obligations.  The 2009 Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to Common Stock or factors that may influence the value of stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into stock, purchase rights for stock, awards with value and payment contingent upon our performance or business units thereof or any other factors designated by the Committee, and awards valued by reference to the book value of stock or the value of securities of or the performance of specified subsidiaries or other business units. The Committee will determine the terms and conditions of such awards. In addition, the Committee is authorized to grant shares as a bonus, or to grant shares or other awards in lieu of obligations of us or a subsidiary to pay cash or deliver other property under the 2009 Plan or other plans or compensatory arrangements, subject to such terms as the Committee may specify.

Performance-based awards.  The Committee may grant performance awards, which may be denominated as a cash amount, number of shares of stock, or specified number of other awards or a combination of the foregoing, which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other award shall constitute a performance award by conditioning the right of a participant to exercise the award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any award subject to performance conditions.

Dividend equivalents.  The Committee may grant dividend equivalents on earned performance awards. These are rights to receive payments equal in value to all or a specified portion of the amount of dividends paid on a specified number of shares of Common Stock while an award is outstanding. These amounts may be in the form of cash or rights to receive additional awards or additional shares of Common Stock or other property having a value equal to the cash amount. The awards may be granted on a stand-alone basis or in conjunction with another award.

Other terms of awards.  Awards may be settled in cash, shares, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award. The Committee may provide for mandatory or elective withholding of a portion of the shares or other property to be distributed in order to satisfy tax obligations. Awards granted under the 2009 Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant’s death, except that the Committee may permit transfers of awards other than ISOs and SARs in tandem with ISOs on a case-by-case basis, so long as such transfer is not for consideration. Terms of awards set by the Committee, including exercise prices, performance conditions and vesting conditions, generally will be reflected in award agreements between the Company and the participant.

Adjustment provisions.  The 2009 Plan authorizes the Committee to make equitable adjustments to the number and kind of shares subject to the share limitations, including the total shares reserved and available and individual participants’ share-based annual limits in the event of a recapitalization, forward or reverse split, stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, special and non-recurring dividend or distribution (whether in the form of cash or property other than stock), liquidation, dissolution or other similar corporate transaction or event affecting the Common Stock. In the case of outstanding awards, the Committee must adjust such awards upon the occurrence of these types of events so as to preserve, without enlarging, the rights of participants. Such adjustments may include appropriate changes to exercise prices or other award terms, in addition to changes in the number and kind of shares subject to the award. The Committee is also authorized to adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that adjustments to awards intended to qualify as “performance-based” generally must conform to requirements imposed by Section 162(m).

Change in control.  The Committee may, in its discretion, accelerate the vesting, exercisability, lapsing of restrictions, or expiration of deferral of any award, including if the company undergoes a “change in control,” as defined in the 2009 Plan. In addition, the Committee may provide in an award agreement that the performance goals relating to any performance-based award will be deemed to have been met upon the occurrence of any change in control. Awards subject to Code Section 409A in some cases will be subject to a requirement that the change in control event also constitutes a “change in ownership or effective control” of HDI under a new IRS definition, and Section 409A may impose other limitations on the rights of participants holding options and stock SARs.

Amendment and termination of the 2009 Plan.  The Company’s Board of Directors may amend, suspend, or terminate the 2009 Plan or the Committee’s authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under the New York Stock Exchange or NASDAQ Market Place rules, as applicable. NASDAQ and New York Stock Exchange rules now require shareholder approval of any material revision to a plan such as the 2009 Plan. Under these rules, however, shareholder approval will not necessarily be required for amendments that might increase the cost of the 2009 Plan. Unless earlier terminated, the authority of the Committee to make grants under the 2009 Plan will terminate ten years after the latest stockholder approval of the 2009 Plan, and the 2009 Plan will terminate when no shares remain available for issuance thereunder and the Company has no further obligation with respect to any outstanding award.

Per-person award limitations.  The 2009 Plan includes a limitation on the amount of awards that may be granted to any one participant in a given year in order to qualify awards as “performance-based” compensation not subject to the limitation on deductibility under Code Section 162(m). Under this annual per-person limitation, no participant may in any year be granted share-denominated awards under the 2009 Plan relating to more than his or her “annual limit” for each type of award. The annual limit equals 180,000 shares, subject to adjustment for splits and other extraordinary corporate events. In the case of cash-denominated awards, the 2009 Plan limits performance awards that may be earned by a participant to the participant’s defined annual limit, which for this purpose equals $1 million. The per-person limit for cash-denominated performance awards does not operate to limit the amount of share-based awards, and vice versa.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE 2009 EQUITY INCENTIVE PLAN BE APPROVED AND, THEREFORE, RECOMMENDS A VOTE FOR THIS PROPOSAL.

MANAGEMENT OF THE COMPANY

The executive officers of the Company and members of the Board of Directors are identified below:

Name	Age	Position with the Company

Joseph H. Capper	45	President and Chief Executive Officer and Director (Class III)
Ronald L. Rubin	43	Senior Vice President, Chief Financial Officer and Secretary
Christopher J. Avery	46	Managing Director, Home Diagnostics (UK) Limited
George S. Godfrey	43	Vice President, Operations
Gregg A. Johnson	48	Vice President, Consumer Healthcare
T. Gary Neel	46	Vice President, Research and Development
Robert Tsao	52	Managing Director, Applied Sciences Corporation
Scott I. Verner	44	Senior Vice President, Sales and Marketing
George H. Holley(1)(3)	68	Chairman of the Board (Class III)
Donald P. Parson(3)	67	Vice Chairman of the Board (Class I)
G. Douglas Lindgren(1)(2)	64	Director (Class II)
Richard A. Upton(1)(2)	45	Director (Class II)
Tom Watlington(2)(3)	53	Director (Class I)

(1)	Member of Compensation Committee

(2)	Member of Audit Committee

(3)	Member of the Nominating and Corporate Governance Committee

Executive Officers and Directors

Joseph H. Capper was appointed as the Company’s President CEO and Director on February 23, 2009. Mr. Capper was most recently President and Chief Executive Officer of CCS Medical, a leading medical supply management company, from 2003 to 2008. Prior to joining CCS, Mr. Capper worked with Bayer Healthcare’s diabetes care division where he served as the division’s national sales director. Mr. Capper also served as an officer in the U.S. Navy earlier in his career. He holds a Bachelor of Science degree in Accounting from West Chester University and an MBA in International Finance from George Washington University.

Ronald L. Rubin has served as Chief Financial Officer and Secretary of HDI since November 2005. Prior to joining HDI, Mr. Rubin held the position of Executive Vice President and Chief Financial Officer for Waste Services, Inc., a solid waste services company operating in the United States and Canada, from September 2003 to May 2005. Prior to that, Mr. Rubin served as Chief Accounting Officer and Controller for Paxson Communications Corporation from February 2001 to August 2003, and in various capacities for AutoNation Inc., a Fortune 100 company, from March 1996 to February 2001, most recently as Vice President, Controller. Mr. Rubin earned a Bachelor of Science in Accounting from American University and a Master of Science in Taxation from Florida International University. Mr. Rubin is a Certified Public Accountant.

Christopher J. Avery has served as Managing Director of Home Diagnostics (UK) Limited, a wholly owned subsidiary of HDI, since its acquisition by HDI in May 2005, and prior to that served as its General Manager from January 2000 to May 2005. Prior to joining Home Diagnostics (UK) Limited, Mr. Avery worked for LifeScan UK, a Johnson & Johnson Company, in sales and sales management, and as the Government and Professional Relations Manager. He also held multiple positions at Hypoguard, including Project Manager, where he led the test strip team and developed multiple products and manufacturing processes. Mr. Avery holds a Certificate in Business Administration from Southampton University Management School and a High National Diploma in Mechanical Engineering from Suffolk College of Higher and Further Education.

George S. Godfrey has served as Vice President of Operations of HDI since September 2007. Previously, he served as Vice President of Supply Chain Management at HDI. Prior to joining HDI in 1999, Mr. Godfrey spent twelve years at Dade Behring, Inc, a diagnostic manufacturer of clinical laboratory reagents and instrument systems. During his tenure at Dade Behring, Inc; Mr. Godfrey held managerial positions in the company’s purchasing and planning, inventory control and manufacturing divisions before being elevated to Director of Operations in 1995. Mr. Godfrey holds a Bachelor of Science degree with a specialization in Purchasing and Materials Management from Florida State University.

Gregg A. Johnson has served as Vice President, Consumer Healthcare of HDI since 2001. Mr. Johnson joined HDI in October 1999. Prior to joining HDI, Mr. Johnson held the positions of Manager of National Accounts at Becton Dickinson Corp. Consumer Healthcare and Regional Sales Manager at Roche Diagnostics Corporation, Patient Care Systems Division. Mr. Johnson earned a Master of Management from Northwestern University’s Kellogg School of Management and a Bachelor of Science from Illinois State University.

T. Gary Neel has served as Vice President, Research and Development of HDI since June 2006. From September 2000 to June 2006, he served as the Director, Engineering Research and Development. Mr. Neel came to HDI from Boehringer Mannheim Diagnostic Corporation, which was acquired by Roche Diagnostics, where he worked for 14 years. Mr. Neel has studied Laser Electro-Optics and Electrical Engineering at Purdue University, University of Houston and Texas State Technical College.

Robert Tsao has served as Managing Director of Applied Sciences Corporation, a wholly owned subsidiary of HDI, since 1990. Mr. Tsao has extensive experience in the manufacturing industry and is recognized by the American Production Inventory Control Society, the world’s largest management association in the manufacturing domain, as a Certified Production Inventory Manager. Mr. Tsao earned a BSIE degree from Chung Yuan College, an MSIE degree from National Ching Hwa University, and an EMBA degree from National Taiwan University.

George H. Holley has served as a director of HDI and Chairman of the Board of HDI since 1985. Mr. Holley is the co-founder of HDI. He served as the Company’s President and Chief Executive Officer from 1994 to 1997. Mr. Holley has served as President of U.S. Sign & Fabrication, a signage wholesaler, since 1991, and as President of Eye Level Corp., a consumer products company, since 2001. Prior to starting his own business ventures, Mr. Holley was employed with General Electric from 1967 through 1979. He graduated from Northwestern University’s Kellogg School of Management with a Master of Business Administration in Management/Marketing, and from the University of Notre Dame with a Bachelor of Business Administration in Finance.

Scott I. Verner has served as HDI’s Senior Vice President of Sales and Marketing since July 2007. Previously, Mr. Verner was the Vice President of Sales and Corporate Vice President for EyeTel Imaging, a joint venture of Radius Ventures, Bain Capital Ventures, Johns Hopkins and Eli Lilly, focused on developing technologies to treat diabetes and micro-vascular disease. Prior to serving at EyeTel Imaging, Mr. Verner worked for Allergan, Inc., where he was instrumental in leading the spin-off of Advanced Medical Optics (AMO). Prior to that, Mr. Verner spent 12 years at Novartis where he held several sales and marketing positions within the company’s medical device, OTC and vision businesses. Mr. Verner earned a Bachelor of Arts in History and Economics from the University of Tampa.

Donald P. Parson has served as Vice Chairman of the Board since 2001 and has been a director of HDI since 1996. Mr. Parson is of counsel to the New York law firm of Satterlee Stephens Burke & Burke LLP, which acts as corporate counsel to HDI. He is a director of two publicly traded mutual funds, Philadelphia Fund and Eagle Growth Fund. Mr. Parson received a Juris Doctorate from Syracuse University College of Law, an LL.M. from New York University School of Law, and a Bachelor of Arts from Duke University.

G. Douglas Lindgren has served as a director of HDI since March 2006. Since 1991, Mr. Lindgren has been President of Lindgren Equity Capital, Inc, a private equity firm he founded to invest in leveraged buy-outs and venture capital investments. Prior to that, Mr. Lindgren was President and CEO of Hunter-Melnor, Inc., which manufactured and marketed Hunter ceiling fans, Melnor lawn care products, and Kenroy lighting. His career has included various sales and marketing positions with General Electric Company, Texas Instruments, and The Toro Company. Mr. Lindgren received a Bachelor of Arts from the University of Washington and a Masters in Business Administration from the University of Michigan.

Richard A. Upton has served as a director of HDI since March 2006. He is a General Partner of Harbor Light Capital Partners, a private investment firm focused on early stage and growth companies. From 1999 to 2008,

Mr. Upton was President of Upton Advisors, LLC, a healthcare investment bank. Prior to that, Mr. Upton was a senior healthcare banker for Salomon Brothers and Bear, Stearns & Co. Mr. Upton has served as a director of numerous private companies, is the former Chairman of the Board of Trustees for Pine Hill Waldorf School and currently serves on the Investment Committee of the New Hampshire Charitable Foundation. Mr. Upton received a Masters in Business Administration degree from the University of Virginia’s Darden School of Business Administration and a Bachelor of Arts degree from Amherst College.

Tom Watlington has served as a director of HDI since June 2007. He has served as the Chief Executive Officer of Triage Wireless Inc., a medical device company, since February 2006. From February 2006 until December 2006, Mr. Watlington also served as President of Naviscan Pet Systems, a radiopharmaceutical company. From January 1999 through September 2004, Mr. Watlington served as Senior Vice President of Commercial Operations of Biosite, Inc., a medical device company, and from September 2004 until January 2006, he served as Executive Vice President and Chief Operating Officer of Biosite Inc. Mr. Watlington has a Bachelor of Science degree from the University of Maryland.

There are no family relationships among any of the Company’s directors, director nominees or executive officers.

BOARD MEETINGS AND COMMITTEES

During 2008, the Company’s Board of Directors held eight meetings and acted by unanimous written consent on five occasions. In connection with the Company’s initial public offering in September 2006, the Company established two standing committees of the Board of Directors: an Audit Committee and a Compensation Committee. In June of 2007, the Board established a Nominating and Corporate Governance Committee to oversee the Company’s director nominating process and corporate governance issues. During 2008, the Audit Committee met four times, the Compensation Committee met five times and the Nominating and Corporate Governance Committee met four times. During 2008, each member of the Board of Directors attended at least 75% of (i) the total number of meetings of the Board of Directors held during the period for which he was a director and (ii) the total number of meetings held by all committees of the Board of Directors on which he served during the period that he served.

Board Committees.  Prior to the consummation of our initial public offering, the Board of Directors formed an audit committee, a compensation committee and a nominating governance committee. Each committee is comprised of three directors.

Audit Committee.  The Company’s Audit Committee consists of Mr. Lindgren, (Chairman), Mr. Upton and Mr. Watlington, all of whom have been determined to be “independent” as defined in Rule 10A-3 of the Exchange Act and NASDAQ Marketplace Rules. The Board of Directors has determined that each of the members of the Audit Committee satisfies the financial literacy and experience requirements of the NASDAQ Marketplace Rules and the rules of the SEC, and that Mr. Lindgren is an “audit committee financial expert.” The responsibilities of our Audit Committee include:

•	meeting with our management periodically to consider the adequacy of our internal control over financial reporting and the objectivity of our financial reporting;

•	appointing the independent registered public accounting firm, determining the compensation of the independent registered public accounting firm and pre-approving the engagement of the independent registered public accounting firm for audit and non-audit services;

•	overseeing the relationship with the independent registered public accounting firm, including reviewing independence and quality control procedures and experience and qualifications of audit personnel that are providing us audit services;

•	meeting with the independent registered public accounting firm and reviewing the scope and significant findings of the audits performed by them, and meeting with management and internal financial personnel regarding these matters;

•	reviewing our financing plans, the adequacy and sufficiency of our financial and accounting controls, practices and procedures, the activities and recommendations of the auditors and our reporting policies and practices, and reporting recommendations to our full board of directors for approval;

•	establishing procedures for the receipt, retention and treatment of complaints regarding internal accounting controls or auditing matters and, if applicable, the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters; and

•	preparing the report required by the rules of the SEC to be included in the Company’s annual proxy statement.

Compensation Committee.  The Company’s Compensation Committee consists of each of Mr. Upton (Chairman), Mr. Lindgren and Mr. Holley, all of whom have been determined to be “independent” as defined in Rule 10A-3 of the Exchange Act and the NASDAQ Marketplace Rules. The functions of our Compensation Committee include:

•	establishing overall compensation policies;

•	reviewing and approving employee benefit programs; and

•	granting stock options and other stock based awards to the Participants in the Company’s equity incentive plans.

Nominating and Corporate Governance Committee.  Our Nominating and Corporate Governance Committee consists of each of Mr. Parson, (Chairman), Mr. Holley and Mr. Watlington, all of whom have been determined to be “independent” as defined in the NASDAQ Marketplace Rules. The functions of our Nominating and Corporate Governance committee include:

•	recommending qualified candidates for election to the Company’s Board of Directors;

•	evaluating and reviewing the performance of existing directors;

•	making recommendations to our Board of Directors regarding governance matters, including our certificate of incorporation, bylaws and charters of our committees;

•	developing and recommending to our Board of Directors governance and nominating guidelines and principles applicable to the Company;

•	overseeing compliance with the Company’s Corporate Governance Guidelines and Standards of Integrity and reporting such compliance to the Board; and

•	reviewing of all related party transactions.

International Business Strategies Committee.  In 2008, the Board formed a special committee to identify and develop possible new international customers, as well as study and analyze business strategies. The committee was convened for a six month period, which ended in September 2008. Mr. Upton was appointed to serve on the committee.

DIRECTOR COMPENSATION

Non-employee directors receive the following compensation for Board and committee service:

Compensation
($)

Annual Board Retainer	20,000
Additional Chair Retainers
Chairman of the Board	15,000
Audit Committee Chair	10,000
Compensation Committee Chair	5,000
Nominating and Corporate Governance Committee Chair	5,000
Board Meeting Fees
In Person	2,000
Telephonic	1,000
Committee Meeting Fees
In Person	1,000
Telephonic	500

In addition, non-employee directors are entitled to an annual stock option grant with a fair market value equal to approximately $50,000. On June 2, 2008, the Company awarded each non-employee director a stock option grant for 21,000 shares, with an exercise price equal to the closing price of our Common Stock on that day. The options have a seven-year term and vest in equal annual increments on each anniversary of the grant date during each director’s remaining term. Directors are also entitled to reimbursement for reasonable out-of-pocket expenses in connection with their travel and attendance at Board and committee meetings. Directors may elect to receive medical benefits in lieu of cash compensation.

2008 Compensation of Non-Employee Directors.  The following table lists the compensation paid to our non-employee directors in 2008.

Director Compensation

	Fees Earned or				All Other
	Paid in Cash		Option Awards		Compensation	Total
Name	($)		($)		($)(2)	($)

George H. Holley	$49,130		$39,219	(1)	$23,293	$111,642
Donald P. Parson	$24,530		$29,936	(1)	$16,470	$70,936
G. Douglas Lindgren	$34,859		$30,924	(1)	$14,141	$79,924
Richard A. Upton	$107,712	(3)	$30,924	(1)	$12,288	$150,924
Tom Watlington	$36,500		$29,936	(1)	$—	$66,436

(1)	Grant date fair value of 2008 awards:

Messrs. Parson and Watlington	$55,650
Mr. Holley	$53,970
Messrs. Lindgren and Upton	$57,960

(2)	Other compensation includes value of medical insurance benefits in lieu of cash for director retainer fees. For Mr. Holley, includes administrative services valued at $18,000.

(3)	Includes $75,000 in fees paid in connection with Mr. Upton’s membership on the International Business Strategies Committee during 2008.

The following table presents outstanding stock options as of December 31, 2008 for non-employee directors:

Outstanding Equity Awards

	Option Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised
	Options	Options
Name	Exercisable	Unexercisable

George H. Holley	527,217	30,583
Donald P. Parson	410,800	30,000
G. Douglas Lindgren	22,000	21,000
Richard A. Upton	22,000	21,000
Tom Watlington	4,500	30,000

DIRECTOR NOMINATIONS

General.  All director nominees are recommended for the Board’s selection by the Nominating and Corporate Governance Committee. In considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials. The Nominating and Corporate Governance Committee may consider candidates for the Board of Directors from any reasonable source, including from a search firm engaged by the Nominating and Corporate Governance Committee or stockholder recommendations, provided the procedures set forth below are followed. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates based on whether or not the candidate is recommended by a stockholder. However, in evaluating a candidate’s relevant business experience, the Nominating and Corporate Governance Committee may consider previous experience as a member of a board of directors.

Stockholder Recommendations.  A stockholder who wishes to recommend a prospective nominee for the Board of Directors should notify the Nominating and Corporate Governance Committee in writing at 2400 NW 55th Court, Fort Lauderdale, Florida 33309, Attention: Secretary, with whatever supporting material the stockholder considers appropriate, including (a) the name and address of the stockholder making the recommendation and the number of shares of the Company’s Common Stock that are owned beneficially and of record by such stockholder; (b) appropriate biographical information and a statement as to the qualifications of the individual being recommended as a potential director; (c) a description of all arrangements or understandings (if any) between the stockholder and the individual being recommended; (d) such information about the individual being recommended as would be required for inclusion in a proxy statement filed under then current SEC rules; and (e) an indication of the individual’s willingness to serve as a director of the Company. A stockholder recommendation should be submitted at least 90 days prior to the one-year anniversary of the last Annual Meeting of Stockholders of the Company. Additional information may be requested from time to time by the Nominating and Corporate Governance Committee from the individual being recommended or the recommending stockholder.

STOCKHOLDER NOMINATIONS FROM THE FLOOR OF THE ANNUAL MEETING

The Company’s Amended and Restated Bylaws provide that any stockholder entitled to vote at an annual stockholders’ meeting may nominate one or more director candidates for election at that annual meeting by following certain prescribed procedures. Not later than 90 days before the anniversary date of the immediately preceding annual meeting, the stockholder must provide to the Company’s Secretary written notice of the stockholder’s intent to make such a nomination or nominations. The notice must contain the following information:

•	The name and record address of the stockholder making the nomination and the name, age, principal occupation or employment, and business and residence addresses of the person or persons to be nominated;

•	The class and number of shares of Company stock that each of the nominating stockholder and proposed nominees beneficially owns;

•	Any material interest of the nominating stockholder in such nominations; and

•	Any other information about the nominees that would be required to be disclosed in a proxy statement filed under then current SEC rules.

Any such notice must be sent to:  Home Diagnostics, Inc., Secretary, 2400 NW 55th Court, Fort Lauderdale, Florida 33309. The deadline for receipt of any stockholder nominations for the 2010 Annual Meeting of Stockholders is March 3, 2010.

PROCESS FOR IDENTIFYING AND EVALUATING NOMINEES

The Board will only recommend, consider and vote on director nominees who have been selected or recommended for the Board’s selection by the Nominating and Corporate Governance Committee. Once the Nominating and Corporate Governance Committee has identified a prospective nominee, the Nominating and Corporate Governance Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on the information provided to the Nominating and Corporate Governance Committee with the recommendation of the prospective candidate, as well as the Nominating and Corporate Governance Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or to expand the size of the Board of Directors and factors such as independence, diversity, age, integrity, skills, expertise, breadth of experience, knowledge about the Company’s business or industry and willingness to devote adequate time and effort to Board responsibilities in the context of the existing composition and needs of the Board and its committees. If the Nominating and Corporate Governance Committee determines that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee’s background and experience and to report its findings to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee then evaluates the prospective nominee against the criteria set forth above.

The Nominating and Corporate Governance Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board of Directors, the balance of management and independent directors, the need for Audit Committee and technical expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Nominating and Corporate Governance Committee determines whether to interview the prospective nominee, and, if warranted, one or more members of the Board of Directors, and others, including members of management, as appropriate.

The Company has no separate policy with regard to the consideration of any director candidates recommended by security holders. However, the Nominating and Corporate Governance Committee will consider director candidates recommended by security holders provided that such nominations are timely made as set forth above under the heading “DIRECTOR NOMINATIONS — Stockholder Recommendations”. Any person recommended by a security holder to serve on the Board of Directors will be considered upon the same terms as candidates recommended by any other person. To date, the Company has not received a proposal from a stockholder to nominate a director.

COMMUNICATIONS WITH DIRECTORS

Stockholders and other parties interested in communicating directly with the non-employee directors as a group may do so by writing to: Chairman of the Board of Directors, c/o Secretary, Home Diagnostics, Inc., 2400 NW 55th Court, Fort Lauderdale, Florida 33309, in an envelope marked “Confidential.” The Secretary of the Company will promptly forward to the Chairman of the Board of Directors all such correspondence. In addition, if you wish to communicate generally with the Board you may do so by writing to: Secretary, Home Diagnostics, Inc., 2400 NW 55th Court, Fort Lauderdale, Florida 33309. The Secretary of the Company reviews all such non-confidential correspondence and regularly forwards to the Board of Directors a summary of all correspondence as well as copies of all correspondence that, in the opinion of the Secretary, deals with the functions of the Board of Directors or its committees or that he otherwise determines requires their attention. Directors may at any time review a log of all correspondence received by the Company that is addressed to members of the Board of Directors and request copies of any such non-confidential correspondence.

Any stockholder or employee may submit at any time a good faith complaint regarding any accounting, accounting controls, internal controls or auditing matters concerning the Company without fear of dismissal or retaliation of any kind. All such complaints are immediately brought to the attention of the Company’s internal audit department and handled in accordance with procedures established by the Audit Committee with respect to such matters. Confidential, anonymous reports may be made by writing to the Chair of the Audit Committee, c/o Secretary, Home Diagnostics, Inc., 2400 NW 55th Court, Fort Lauderdale, Florida 33309, in an envelope marked “Confidential.”

These policies and procedures are not intended to alter or amend the requirements a security holder must satisfy in order to (1) present a stockholder proposal at a meeting of stockholders, (2) nominate a candidate for the Board of Directors or (3) recommend a candidate for the Board of Directors for consideration by the Board of Directors as set forth in the Company’s Amended and Restated Bylaws, the criteria and procedures regarding director nominations of the Board of Directors and/or Rule 14a-8 of the Securities Exchange Act of 1934 to the extent applicable.

The Company has a policy of encouraging all directors to attend the annual stockholder meetings. All of the members of the Board of Directors attended the Company’s 2008 Annual Meeting of Stockholders.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion & Analysis (“CD&A”) outlines the Company’s executive compensation programs. It explains the decision making process used by our Compensation Committee, the reasoning behind our executive compensation programs, and the actions the Compensation Committee took related to the compensation of the following executives (our “Named Executive Officers”):

•	J. Richard Damron, Jr. — President and Chief Executive Officer[1]

•	Ronald L. Rubin — Senior Vice President, Chief Financial Officer and Secretary

•	Scott I. Verner — Senior Vice President, Sales & Marketing

•	George S. Godfrey — Vice President, Operations

•	T. Gary Neel — Vice President, Research and Development

I.	Overview of Our Compensation Programs

A.	Philosophy and Objectives

The Compensation Committee is guided by the following philosophy and objectives when administering the Company’s executive compensation programs:

•	Compensation is Aligned with Stockholders’ Interests — The Compensation Committee believes that the most effective executive compensation program is one that aligns executives’ interests with those of the stockholders. To accomplish this objective, executives are granted stock options and SARs so that their total compensation is tied directly to the ultimate value realized by our stockholders.

•	Compensation is Competitive — The Compensation Committee seeks to provide a total compensation opportunity that allows the Company to attract, motivate and retain the executive talent that the Company needs in order to maximize its return to stockholders. To accomplish this objective, executive compensation

1 Mr. Damron resigned from the Company on March 31, 2009.

is reviewed annually to ensure that compensation levels are competitive and reasonable given the Company’s level of performance.

•	Compensation Motivates and Rewards the Achievement of Goals — The Company’s executive compensation programs are designed to appropriately reward performance that meets and exceeds annual, long-term and strategic goals of the Company. To accomplish this objective, a significant portion of the executives’ compensation is at-risk.

B. Compensation Administration

Role of the Compensation Committee

Pursuant to the terms of its charter, the Compensation Committee is responsible for the review and approval of all aspects of our executive compensation program and makes decisions regarding the compensation of our Named Executive Officers, including our Chief Executive Officer. The Compensation Committee’s responsibilities include but are not limited to the following:

•	Reviewing and approving corporate goals and objectives relevant to the compensation of the Chief Executive Officer and other Named Executive Officers;

•	Evaluating the Chief Executive Officer’s performance at least annually in light of those goals and objectives, and determining the Chief Executive Officer’s compensation level based on this evaluation;

•	Establishing and reviewing on an annual basis compensation to our Named Executive Officers, including (i) annual base salary level, (ii) annual incentive compensation, (iii) long-term incentive compensation, (iv) employment, severance and change-in-control agreements, if any, and (v) any other compensation, ongoing perquisites or special benefit items;

•	Reviewing and approving the Company’s employee benefit programs, including reviewing and approving any incentive-compensation and equity-based plans of the Company that are subject to Board approval; and

•	Granting stock options and other stock and stock based awards to the Company’s Named Executive Officers, employees and other individuals in accordance with the terms of the Company’s stock plans.

Additional information regarding the Compensation Committee’s responsibilities is set forth in its charter, which is posted on our website at http://investor.homediagnostics.com/governance.cfm.

Role of the Chief Executive Officer

Our Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of our other Named Executive Officers. The Compensation Committee often requests that the Chief Executive Officer be present at Compensation Committee meetings where executive compensation and the performance of our Named Executive Officers are discussed and evaluated. Within the framework of the compensation programs approved by the Compensation Committee, the Chief Executive Officer may recommend base salary adjustments and make suggestions regarding incentive plan performance measures and equity compensation grants for other Named Executive Officers. The Chief Executive Officer does not play any role in the Compensation Committee’s deliberation of matters impacting his own compensation, and only Compensation Committee members are permitted to vote on matters related to the compensation of the Company’s Named Executive Officers.

Role of the Independent Compensation Consultant

The Compensation Committee engages Pearl Meyer & Partners (the “Consultant”) to assist in gathering and analyzing data, advise the Compensation Committee on compensation standards and trends, and assisting in the implementation of policies and programs. In 2008, the Consultant also assisted the Compensation Committee with several projects, including the benchmarking of an executive’s compensation, the review of equity awards and the preparation of this Proxy Statement. The Consultant does not provide any other services to the Compensation Committee or the Company other than compensation consulting services. The Consultant’s role is to provide independent advice and counsel. The Consultant reports directly to the Chair of the Compensation Committee and may not work with management without the Chair’s permission. The Compensation Committee meets with the

Consultant, without management present, to discuss our compensation programs. The Consultant may provide consulting advice to management outside the scope of executive compensation. All work completed by the Consultant, whether for the Compensation Committee or management, is subject to the approval of the Compensation Committee. The Compensation Committee does not delegate authority to its outside advisor or to other parties.

B. Program Design

The Compensation Committee employs a straightforward approach in compensating our Named Executive Officers in which base salary, annual incentives and stock options are the principal components. Executives generally participate in the same benefit programs as other full-time employees; however, in addition, certain executives including the Named Executive Officers are eligible to participate in a nonqualified deferred compensation plan. No perquisites above the SEC reporting threshold were provided to the Named Executive Officers in 2008, with the exception of relocation allowance and related tax gross up for Mr. Verner,

The Company’s executive compensation programs are designed to provide executives with a reasonable level of fixed compensation through base salary and benefits, and an opportunity to earn incentive compensation through the annual and long-term incentive programs based on Company performance and increases in the value of our stock. The incentive plans are designed to pay well when performance meets or exceeds expectations and pay little or no incentive if performance is below expectations.

As an executive’s level of responsibility increases, the Compensation Committee generally targets a greater portion of the executive’s compensation to be contingent upon performance. For example, the Company’s Chief Executive Officer and the other Named Executive Officers have a higher percentage of compensation at risk (and thus greater upside and downside potential) relative to the Company’s other employees. The Compensation Committee believes this is appropriate because the Named Executive Officers have the greatest influence on the Company’s performance.

D. Compensation Review Process and Role of Market Data

The Compensation Committee annually reviews compensation for our Named Executive Officers. In making its decisions, the Compensation Committee considers the executive’s role and responsibilities, Company and individual performance, and market data (as discussed below). This approach is used to set base salaries, annual incentive opportunities, stock option award levels and the mix of compensation elements.

On a periodic basis, the Compensation Committee engages the Consultant, its independent compensation consultant, to perform a compensation review for certain executives. In performing the review, the Consultant uses market data which includes published survey information and proxy data for a group of publicly held companies with comparable revenues in the medical device industry (i.e., “peer group”).

In compiling the survey data, the Consultant reviewed published and private survey data from nationally recognized sources. The analysis matched executive positions by responsibilities. The Consultant limited the survey’s scope to those companies that most closely matched the Company’s business and revenues.

The peer group consists of companies in the medical device industry with comparable revenues to the Company and provides a view of the industry-specific market for executive talent for which the Company competes. The peer group consists of the following 22 companies:

Abaxis, Inc.	Immucor, Inc.
Atrion, Corp.	Iris International, Inc.
Biosite, Inc.	Medtox Scientific, Inc.
Bruker Biosciences, Corp.	Meridian Bioscience, Inc.
Caliper Life Sciences, Inc.	Merit Medical Systems, Inc.
Cepheid, Inc.	Molecular Devices, Corp.
Cholestech Corp.	New Brunswick Scientific, Co. Inc.
Foxhollow Technologies, Inc.	Quidel, Corp.
Harvard Bioscience, Inc.	Techne, Corp.
I-Flow Corp.	Tripath Imaging, Inc.
Illumina, Inc.	Ventana Medical Systems, Inc.

The Compensation Committee believes that the peer group was representative of the companies with which the Company may compete for executive talent. The peer group is reviewed periodically and may be changed by the Compensation Committee if it is believed that such revisions would better reflect the Company’s marketplace for executive talent.

The Compensation Committee does not target a specific percentile of the survey or peer group data in which to compensate Named Executive Officers, nor does it target a certain percentage of compensation to be earned through each compensation component. While the Compensation Committee may compare the Named Executive Officers’ compensation levels to those of other executives or employees, the Compensation Committee has not established a specific relationship which the Named Executive Officers’ compensation should have relative to others. In general, the Compensation Committee uses the market data to understand the range for an appropriate and competitive total compensation opportunity. In its deliberations, the Compensation Committee examines the market data, assesses Company performance, considers the observations and recommendations of its independent compensation consultant and those of the CEO for his direct reports and makes a decision with the goal of providing an appropriate total compensation package to each Named Executive Officer.

II.	Components of Compensation

The Company provides four compensation components to Named Executive Officers:

•	Base salary,

•	A cash annual incentive based on the achievement of specified goals and objectives,

•	Long-term incentive in the form of stock options and/or SARs, and

•	Benefits.

A. Base Salaries

The Company provides its Named Executive Officers a base salary commensurate with their position, responsibilities and experience. Salary adjustments are generally made each year on the employee’s employment anniversary date. In 2008, Mr. Neel’s base salary was benchmarked and adjusted to be in alignment with comparable salaries within the Company’s peer group.

In 2008, the Compensation Committee approved the following salary adjustments. With the exception of Mr. Neel’s salary adjustments, all adjustments were within the 2008 merit budget guidelines for all employees. The

Compensation Committee considered each Named Executive Officer’s performance, the market data and compensation relative to other executives.

				Annual
	Effective	Annual Salary	Percentage	Salary after
Named Executive Officer	Date	before Adjustment	Increase	Adjustment

J. Richard Damron, Jr. — President and Chief Executive Officer	1/1/08	$525,000	4.0%	$546,000
Ronald L. Rubin — Senior Vice President, Chief Financial Officer and Secretary	11/10/08	$297,675	4.5%	$311,000
Scott I. Verner — Senior Vice President Sales and Marketing	7/30/2008	$240,000	4.5%	$250,800
George S. Godfrey — Vice President, Operations	9/15/2008	$210,000	7.1%	$225,000
T. Gary Neel — Vice President Research and Development	5/5/2008	$175,000	28.6%	$225,000

B. Annual Incentives

On March 6, 2008, the Compensation Committee approved the Home Diagnostics, Inc. 2008 Management Bonus Program (the “Bonus Program”). Named Executive Officers were rewarded under the Bonus Program for achieving certain revenue goals and operating income goals adjusted to exclude stock-based compensation (“Adjusted Operating Income”). For purposes of measuring Company performance, the Compensation Committee has the discretion to adjust performance measures for unusual nonrecurring items; however, no adjustments were made in 2008 other than for stock-based compensation. The Compensation Committee believes that these two measures motivate the Named Executive Officers and plan participants to focus on expanding the Company’s business and managing profitability.

The Compensation Committee established financial targets that were in excess of the prior year’s performance, yet considered achievable at the beginning of the year. The two performance goals were weighted equally. Threshold performance was equal to 90% of the actual 2007 revenue and Adjusted Operating Income results. Target performance represented a 12.2% and a 1.9% increase in revenue and Adjusted Operating Income, respectively, versus 2007. Maximum performance represented a 18.9% and a 21.3% increase in revenue and Adjusted Operating Income respectively, versus 2007 actual numbers. The following table presents the performance goals for 2008 at threshold, target and maximum performance levels:

	Performance Levels ($ Millions)
Performance Measure	Threshold	Target	Maximum

Revenues	$104.0	$129.7	$137.5
Adjusted Operating Income	$14.0	$15.8	$18.9

During 2008, based on the executive compensation review, the Compensation Committee established a target incentive of 50% of salary for Mr. Damron, our former CEO, and a target incentive for the other Named Executive Officers of 40% of salary. Under the Bonus Program, the threshold must be achieved before an incentive is paid, and the Named Executive Officers have the opportunity to receive up to 200% of their target incentive at maximum performance. Incentive opportunities for performance between threshold/target and target/maximum are interpolated.

Actual performance resulted in revenues of $123.6 million and adjusted operating income of $12.4 million. Revenues exceeded the threshold, resulting in an incentive equal to 76.3% of each executive’s target incentive. Threshold Adjusted Operating Income was not achieved and no incentive was paid related to this goal. Under the plan, Mr. Damron received an annual incentive equal to 19.1% of his salary and the other named executives officers received an incentive equal to 15.3% of their salaries in 2008.

In 2008, the Board approved the TRUEresult and TRUE2go Discretionary Incentive Bonus Plan, which authorized the Chief Executive Officer to grant discretionary cash bonuses to certain of the Company’s officers and employees, who were instrumental in the successful launch of the Company’s TRUEresult and TRUE2go products. Messrs. Godfrey and Neel received awards under this Plan.

C. Long-Term Incentives

The Compensation Committee has elected to grant options and/or SARS to the Named Executive Officers and other key employees as the primary long-term incentive vehicle. In making this determination, the Compensation Committee considered a number of factors including: the accounting impact, the potential value of option grants versus other equity instruments, and the alignment of equity participants with stockholders.

The Company determined that grants of stock options:

•	Enhance the link between the creation of stockholder value and executive compensation;

•	Provide an opportunity for equity ownership;

•	Act as a retention tool; and

•	Provide competitive levels of total compensation.

Options granted in 2008 have a seven-year term and vest over a three-year period, thirty-five percent (35%) on the first and second anniversary of the grant date, and thirty percent (30%) on the third anniversary of the grant date. The Compensation Committee has determined that annual stock option grants will be made to Named Executive Officers each year at the Compensation Committee’s scheduled June meeting. The Compensation Committee may also make or recommend for Board approval grants of equity awards to Named Executive Officers at other times during the year due to special circumstances, such as new hires or promotions. In January 2009 the Compensation Committee awarded the above annual grant to the Named Executive Officers in lieu of the scheduled June date. The Compensation Committee reviews Company performance, potential burn rates and dilution levels to create an option pool that may be awarded to option participants in the form of an annual award.

The Company does not reprice options, and if the Company stock price declines after the grant date, the Company does not replace options. The Company does not seek to time equity grants to take advantage of information, either positive or negative, about the Company that has not been publicly disclosed. Option grants are effective on the date the award determination is made by the Compensation Committee and the exercise price of options is the closing market price of Company Common Stock on the last business day prior to the date of the grant or, if the grant is made on a weekend or holiday, on the prior business day. The Compensation Committee also has the discretion to set the exercise price of options higher than the closing market price of Company Common Stock on the date prior to the grant date.

D. Benefits

Named Executive Officers are eligible to participate in the Company’s standard medical, dental, vision, disability insurance, life insurance plans and other health and welfare plans provided to other full time employees.

Retirement Benefits

The Company’s retirement savings plans help the Company’s employees prepare for retirement. The Company’s objectives with regard to retirement savings plans are to provide benefit levels that are competitive when compared to similarly sized companies within the Company’s general industry and that are designed with simple and straightforward terms to enable participants to maximize the value they receive from such plans.

All of the Company’s Named Executive Officers are entitled to participate in the Company’s 401(k) program.

In addition to those plans available to other employees, managerial employees including the Named Executive Officers may participate in a deferred compensation plan, which allows participants the opportunity to accumulate additional savings for retirement on a tax deferred basis. Under the deferred compensation plan eligible employees are permitted to defer a portion of their compensation. The Compensation Committee is authorized to make discretionary contributions to the plan; however, no discretionary payments were made in 2008. The amounts under the plan are required to be paid upon termination of employment. Under the terms of the plan, a termination in connection with a change of control requires a payment of the account balance and, for the Named Executive Officers, would accelerate any vesting of discretionary contributions to the plan.

Employment Agreements and Post Termination Compensation

The Company maintains employment and other compensatory agreements with each of the Named Executive Officers to ensure they will perform their roles for an extended period of time and to protect the Company through various restrictive covenants in the event they terminate their employment with the Company. These agreements provide for severance compensation to be paid if the Named Executive Officer’s employment is terminated under certain conditions, such as involuntary termination, termination by the Company for “cause,” death or disability, each as defined in the applicable agreement.

If the Company terminates the employment of any of the Named Executive Officers, the Company will be obligated to pay such employees certain compensation and other benefits as described in greater detail in the Potential Payments Upon Termination or Change in Control table below. The Compensation Committee believes the payments are appropriate because upon termination these executives are bound by confidentiality, non-solicitation and non-compete provisions. This provides the Company with more flexibility to make a management change if such a change is in the best interests of the Company and its stockholders.

III.  Limitation on Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code denies a publicly held corporation a federal income tax deduction for the compensation of certain executive officers exceeding $1 million per year. “Performance based” compensation is not subject to the limitations on deductibility, and the Compensation Committee strives to structure compensation so as to qualify for deductibility. Currently, the Company believes all compensation is deductible. However, the Compensation Committee may authorize compensation that may not be deductible when it deems it to be in the best interest of the Company and its stockholders.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors of Home Diagnostics, Inc. has reviewed and discussed the Compensation Discussion and Analysis as required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement on Schedule 14A.

Submitted by the Compensation Committee of the Board of Directors

Richard A. Upton, Chair
G. Douglas Lindgren
George H. Holley

Summary Compensation Table

The following provides information concerning total compensation earned or paid to our Named Executive Officers for services rendered to the Company during the most recent fiscal year.

Summary Compensation Table

						Non-Equity
					Option	Incentive Plan	All Other
Name and					Awards	Compensation	Compensation	Total
Principal Position(a)	Year(b)	Salary ($)(c)	Bonus ($)(d)		($)(1)(f)	($)(2)(g)	($)(3)(h)	($)(i)

J. Richard Damron, Jr.,	2008	545,192	—		152,934	103,740	7,620	809,486
President/Chief	2007	514,423	—		149,206	19,766	8,608	692,003
Executive Officer	2006	497,981	472,498	(4)	28,864	—	12,124	1,011,467
(principal executive officer and director)
Ronald L. Rubin,	2008	298,956	—		130,986	45,247	7,846	483,035
Senior Vice President and	2007	279,684	—		181,620	8,539	8,608	478,451
Chief Financial	2006	271,817	145,040	(4)	251,757	—	8,323	676,937
Officer and Secretary
Scott I. Verner,	2008	244,154	—		135,315	36,480	84,846	500,795
Senior Vice President Sales and Marketing	2007	92,308	39,100		59,475	5,309	73,594	269,786
George S. Godfrey,	2008	213,750	17,875	(5)	71,820	31,920	5,028	340,393
Vice President Operations	2007	190,383	16,959		51,731	5,683	6,219	270,975
	2006	172,456	59,376		12,470	—	7,649	251,951
T. Gary Neel,	2008	205,769	25,063	(5)	63,552	26,600	4,539	325,523
Vice President Research and	2007	167,782	19,898		67,759	4,992	5,506	265,937
Development	2006	154,010	49,410		35,438	—	4,727	243,585

(1)	For grants after January 1, 2006, based on Black Scholes fair value and expense recognition under SFAS 123R. For grants prior to January 1, 2006, amount determined based on fair value assumptions for pro forma stock based compensation expense as disclosed in Note 2 to the Company’s audited financial statements in Form 10-K.

(2)	Represents payments under the Company’s Management Bonus Program.

(3)	See table below for detail concerning amounts disclosed in this column.

(4)	Includes discretionary bonus awards for completion of IPO of $250,000 for Mr. Damron and $50,000 for Mr. Rubin.

(5)	Includes discretionary bonus in connection with the launch of TRUEresult and TRUE2go, as more fully discussed in the Annual Incentive section of this Proxy.

All Other Compensation

		Perquisites			Company
		and Other			Contributions	Discount
		Personal	Tax	Insurance	to Retirement and	on Stock
		Benefits	Reimbursements	Premiums	401(k) Plans	Issued	Total
Name	Year	($)	($)	($)	($)	($)	($)

J. Richard Damron, Jr.	2008	—	—	720	6,900	—	7,620
	2007	—	—	858	7,750	—	8,608
	2006	—	—	823	7,500	3,801	12,124
Ronald L. Rubin	2008	—	—	720	7,126	—	7,846
	2007	—	—	858	7,750	—	8,608
	2006	—	—	823	7,500	—	8,323
Scott I. Verner	2008	52,000 (1)	26,169 (1)	720	5,956	—	84,845
	2007	46,715 (1)	25,486 (1)	286	1,108	—	73,595
George S. Godfrey	2008	—	—	720	4,308	—	5,028
	2007	—	—	858	5,361	—	6,219
	2006	—	—	823	6,826	—	7,649
T. Gary Neel	2008	—	—	720	3,819	—	4,539
	2007	—	—	857	4,649	—	5,506
	2006	—	—	752	3,975	—	4,727

(1)	Relocation allowances and related tax gross up.

Plan-Based Awards Granted in Last Fiscal Year

The following table provides information relating to plan-based awards granted to the Named Executive Officers during the fiscal year ended December 31, 2008.

2008 Grants of Plan-Based Awards

						All Other
						Option Awards:		Grant Date
			Estimated Possible Payouts			Number of	Exercise or	Fair Value
			Under Non-Equity Incentive Plan			Securities	Base Price	of Stock
		Board	Awards(1)			Underlying	of Option	and Option
	Grant	Approval	Threshold	Target	Maximum	Options	Awards	Awards
Name(a)	Date(b)	Date	(c) ($)	(d) ($)	(e) ($)	(j) (#)(2)	(k) ($/Sh)	(1) ($)

J. Richard Damron, Jr.	6/2/2008	6/2/2008	—	—	—	50,000	7.88	138,000
	3/25/2008	3/25/2008	—	273,000	546,000	—	—	—
Ronald L. Rubin	6/2/2008	6/2/2008	—	—	—	30,000	7.88	82,800
	3/25/2008	3/25/2008	—	119,070	238,140	—	—	—
Scott I. Verner	6/2/2008	6/2/2008	—	—	—	20,000	7.88	55,200
	3/25/2008	3/25/2008	—	96,000	192,000	—	—	—
George S. Godfrey	6/2/2008	6/2/2008	—	—	—	20,000	7.88	55,200
	3/25/2008	3/25/2008	—	84,000	168,000	—	—	—
T. Gary Neel	6/2/2008	6/2/2008	—	—	—	20,000	7.88	55,200
	3/25/2008	3/25/2008	—	70,000	140,000	—	—	—

(1)	Represents estimated possible payments under awards made under the Company’s 2008 Management Bonus Program.

(2)	Represents options awarded under the Company’s 2006 Equity Incentive Plan.

Outstanding Equity Awards

The following table provides information relating to outstanding equity awards granted to the Named Executive Officers as of December 31, 2008.

Outstanding Equity Awards at December 31, 2008

	Option Awards
		Number of
	Number of	Securities
	Securities	Underlying
	Underlying	Unexercised Options	Option Exercise	Option
	Unexercised Options	(#) Unexercisable	Price	Expiration
Name(a)	(#) Exercisable(b)	(1)(c)	($)(e)	Date(f)

J. Richard Damron, Jr.	0	50,000	7.88	6/2/2015
	14,700	27,300	11.20	6/5/2014
	21,000	9,000	12.00	9/26/2016
	70,200	0	3.85	4/1/2015
	70,200	0	3.85	5/1/2014
	70,200	0	3.63	12/10/2013
	46,800	0	3.42	12/10/2012
	70,200	0	2.99	1/1/2012
	46,800	0	2.99	12/13/2011
	108,550	0	2.99	8/16/2011
Ronald L. Rubin	0	30,000	7.88	6/2/2015
	10,500	19,500	11.20	6/5/2014
	14,000	6,000	12.00	9/26/2016
	65,520	0	9.51	3/7/2016
Scott I. Verner	0	20,000	7.88	6/2/2015
	22,750	42,250	11.07	8/7/2014
George S. Godfrey	0	20,000	7.88	6/2/2015
	3,500	6,500	8.72	11/6/2014
	5,250	9,750	11.20	6/5/2014
	7,000	3,000	12.00	9/26/2016
	9,360	0	3.85	4/1/2015
	9,360	0	3.85	5/1/2014
	10,530	0	3.63	12/10/2013
	9,360	0	3.42	12/10/2012
	29,250	0	2.99	12/10/2009
T. Gary Neel	0	20,000	7.88	6/2/2015
	5,250	9,750	11.20	6/5/2014
	7,000	3,000	12.00	9/26/2016
	8,190	3,510	11.50	4/5/2016
	4,680	0	3.85	4/1/2015
	4,680	0	3.85	5/1/2014
	4,680	0	3.63	12/10/2013
	3,080	0	3.42	12/10/2012

(1)	Mr. Damron’s unexercisable stock options were forfeited in accordance with applicable stock option agreements, as a result of his separation from the Company on March 31, 2009. Mr. Rubin’s stock options vest as follows: 10,500 on June 2, 2009; 10,500 on June 2, 2010; 9,000 on June 2, 2011; 10,500 on June 5, 2009; 9,000 on June 5, 2010; and 6,000 on September 26, 2009. Mr. Verner’s stock options vest as follows: 7,000 on June 2, 2009; 7,000 on June 2, 2010; 6,000 on June 2, 2011; 22,750 on August 7, 2009 and 19,500 on August 7, 2010. Mr. Godfrey’s stock options vest as follows: 7,000 on June 2, 2009; 7,000 on June 2, 2010; 6,000 on June 2, 2011; 3,500 on November 6, 2009; 3,000 on November 6, 2010; 5,250 on June 5, 2009; 4,500 on June 5, 2010 and 3,000 on September 26, 2009. Mr. Neel’s stock options vest as follows: 7,000 on June 2, 2009; 7,000 on June 2, 2010; 6,000 on June 2, 2011; 5,250 on June 5, 2009; 4,500 on June 5, 2010; 3,000 on September 26, 2009 and 3,510 on April 5, 2009.

Option Exercises and Stock Vested Information

The following table provides information relating to option exercises by our Named Executive Officers during 2008.

Option Exercises During 2008

Option Awards
	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise
Name(a)	(#)(b)	($)(c)

J. Richard Damron, Jr.	12,000	65,143

2008 Nonqualified Deferred Compensation

	Executive
	Contributions	Aggregate Earnings (Losses) in	Aggregate Balance at
	in Last Fiscal Year	Last Fiscal Year	Last Fiscal Year-End
Name(a)	($)(1)(b)	($)(1)(d)	($)(f)

J. Richard Damron, Jr.	18,445	(34,017)	84,971	(2)
Ronald L. Rubin	2,135	(8,644)	13,482	(3)
George S. Godfrey	—	(11,042)	19,246	(4)
Scott I. Verner	—	—	—
T. Gary Neel	—	—	—

(1)	None of the amounts reported under this column are reported as compensation during the fiscal year ended December 31, 2007 in the Summary Compensation Table set forth above.

(2)	$100,000 of this amount was previously reported as compensation to Mr. Damron during the fiscal year ended December 31, 2006 and $18,445 of this amount was previously reported as compensation to Mr. Damron during the fiscal year ended December 31, 2007 in the Summary Compensation Table set forth above.

(3)	$19,152 of this amount was previously reported as compensation to Mr. Rubin during the fiscal year ended December 31, 2006 and $2,135 of this amount was previously reported as compensation to Mr. Rubin during the fiscal year ended December 31, 2007 in the Summary Compensation Table set forth above.

(4)	$29,688 of this amount was previously reported as compensation to Mr. Godfrey during the fiscal year ended December 31, 2006 in the Summary Compensation Table set forth above.

Potential Payments Upon Termination or Change in Control

Payments to J. Richard Damron, Jr.

The Company entered into an employment agreement with J. Richard Damron, Jr., its President and Chief Executive Officer, as of January 1, 2006. Mr. Damron’s employment agreement expired on December 31, 2008, and provided for an annual base salary of $500,000, which may be increased by the Board of Directors from time to time. Mr. Damron was also entitled to an annual bonus, in the discretion of the Board of Directors, of up to 50% of his base salary. Under his employment agreement, Mr. Damron received a bonus of $250,000 upon the closing of the IPO in 2006, and would have been entitled to an additional $250,000 bonus if at least 80% of the capital stock of the Company is sold by the Company’s stockholders during the term of the agreement in any one or series of related transactions.

In the event that Mr. Damron’s employment agreement was terminated by the Company for “cause”, he would have been be entitled to receive, after such termination, all unpaid compensation earned and payable under his employment agreement through the date of termination.

In the event that Mr. Damron’s employment agreement was terminated by the Company without “cause” or by Mr. Damron upon the occurrence of a “just cause event”, Mr. Damron would have been entitled to continue to receive, after such termination, the greater of (A) one year of his then current base salary or (B) all salary that would otherwise have been otherwise due to him under the employment agreement from the date of termination, either, at the option of the Company, as a lump sum or bi-weekly in the same manner and at the same time as if he had not been terminated.

In July 2008 the Company, by way of letter agreement, extended the terms of each nonqualified stock option granted to Mr. Damron. The letter agreement provides that any option (or portion thereof) that vested prior to the date in which his employment is terminated (other than any termination for “cause”) shall remain exercisable until the end of the applicable exercise period.

On November 6, 2008, HDI entered into a new employment agreement with Mr. Damron, which replaces and supersedes the employment agreement, dated January 1, 2006. The new employment agreement provides for the transition of Mr. Damron’s duties to a new Chief Executive Officer. The agreement terminates on June 30, 2009, or earlier under certain circumstances. Mr. Damron’s current base salary of $546,000 per annum will continue under the new agreement, as well has his current benefits. He was entitled to a bonus under the HDI 2008 Management Bonus Program. Upon termination of his employment, Mr. Damron will be entitled to a severance payment of one year’s base salary, or $546,000. As under his prior employment agreement, Mr. Damron and his spouse will be entitled to continue to participate in HDI’s health insurance plan, at HDI’s expense, until the earlier of August 21, 2019, or the date on which they are eligible for Medicare benefits. The new agreement contains restrictive covenants, such as non-competition and confidentiality provisions, substantially identical to those in Mr. Damron’s prior agreement. Mr. Damron resigned his positions as President, Chief Executive Officer and director on February 23, 2009 and provided transitional services until March 31, 2009. Accordingly, Mr. Damron was paid pursuant to the terms of the November 6, 2008 employment agreement.

Payments to Ronald L. Rubin

Pursuant to a letter agreement dated December 20, 2006 between Ronald L. Rubin and the Company, in the event that (i) Mr. Rubin’s employment is terminated by the Company at any time without “cause” or (ii) during the 12-month period after a “change of control” of the Company, Mr. Rubin’s employment is terminated by the Company or any successor entity without “cause,” or he is reassigned within the first three (3) years following a change of control with the Company or any successor entity to an office 25 miles or more from Mr. Rubin’s current office location, then he will be entitled to receive:

(i) six months salary continuation at his highest base salary during the past 12 months;

(ii) health benefits for him and his family during the salary continuation period; and

(iii) accelerated vesting of all outstanding stock options.

If Mr. Rubin becomes employed full-time with equivalent benefits following termination, all of the above-described income continuation and medical benefits will cease. However, if the new salary is less than his most recent salary at the Company, the Company will pay the difference between salaries through the end of the six-month salary continuation period. Under the letter agreement, “change of control” means (i) any ‘person’ (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the ‘beneficial owner’ (as defined in Rule 13(d) under the Exchange Act, directly or indirectly, of securities representing fifty percent (50%) or more of the combined voting power of the then outstanding securities, (ii) a merger, consolidation, share exchange, business combination, joint venture or similar transactions, as a result of which the stockholders of the Company prior to such transaction hold less than fifty percent (50%) of the combined voting power of the then outstanding securities after giving effect to such transaction, (iii) any sale, lease, exchange, transfer or other disposition of all or substantially all of the assets of Company, or (iv) where the Company has filed a Current Report on Form 8-K reporting under current Item 5.01 (or other Item if subsequently renumbered or subsequent Item) that a change of control of the Company has occurred; and “cause” means (1) the indictment of, or the bringing of formal charges against Mr. Rubin by a governmental authority for charges involving fraud, embezzlement, dishonesty, violence or moral turpitude; (2) his commission of any criminal act; (3) willful misconduct, gross negligence, gross malfeasance, gross misfeasance, or gross misconduct by him in the performance of his job; (4) actions by him which cause the Company’s reputation or image to materially suffer; (5) a breach by him of his confidentiality and non-competition agreement; and (6) other events or matters relating to his job performance or conduct that would ordinarily cause an employer to seriously consider the termination of an employee’s employment.

Payments to other named Executive Officers

The Company has entered into certain letter of agreements with Messrs. Verner, Godfrey and Neel. The terms and provisions of such agreement are substantially the same as Mr. Rubin’s agreement (as described above).

Potential Payments Upon Termination or Change in Control

				Involuntary		Termination
	Executive			Not		Following
	Benefits and	Voluntary		for Cause	For Cause	Change of
Name of Executive	Payments Upon	Termination	Retirement	Termination	Termination	Control	Disability	Death
Officer	Termination	($)	($)	($)	($)	($)	($)	($)

J. Richard Damron, Jr.	Severance — Cash	—	—	546,000	—	546,000	—	—
	Vesting of Stock Options	—	—	—	—	—	—	—
	Benefits and Perquisites	81,362	81,362	81,362	81,362	81,362	81,362	43,266

	Total	81,362	81,362	627,362	81,362	627,362	81,362	43,266

Ronald L. Rubin	Severance — Cash	—	—	155,500	—	155,500	—	—
	Vesting of Stock Options	—	—	—	—	—	—	—
	Benefits and Perquisites	—	—	8,057	—	8,057	—	—

	Total	—	—	163,557	—	163,557	—	—

Scott I. Verner	Severance — Cash	—	—	125,400	—	125,400	—	—
	Vesting of Stock Options	—	—	—	—	—	—	—
	Benefits and Perquisites	—	—	8,057	—	8,057	—	—

	Total	—	—	133,457	—	133,457	—	—

George S. Godfrey	Severance — Cash	—	—	112,500	—	112,500	—	—
	Vesting of Stock Options	—	—	—	—	—	—	—
	Benefits and Perquisites	—	—	8,057	—	8,057	—	—

	Total	—	—	120,557	—	120,557

T. Gary Neel	Severance — Cash	—	—	112,500	—	112,500	—	—
	Vesting of Stock Options	—	—	—	—	—	—	—
	Benefits and Perquisites	—	—	8,057	—	8,057	—	—

	Total	—	—	120,557	—	120,557	—	—

Employment Agreement with Joseph H. Capper

On February 23, 2009, the Company entered into a definitive employment agreement (the “Employment Agreement”) with Joseph H. Capper under which Mr. Capper will serve as the Company’s President and Chief Executive Officer. Mr. Capper’s Employment Agreement provides for a term commencing on the effective date and expiring on December 31, 2013. Under the terms of the Employment Agreement, in his capacity as President and Chief Executive Officer of the Company he will devote all of his business time, attention and energies to the performance of his duties, to the business and affairs of the Company, and to promoting the best interests of the Company. Mr. Capper will be paid an annual base salary of $500,000, subject to annual increase at the discretion of the Board. Mr. Capper is eligible to receive an annual discretionary bonus of up to 50% of his base salary. In addition, each year during the term of the Employment Agreement, Mr. Capper is eligible to receive a separate annual special bonus payment of up to $250,000. The objectives for such special bonus shall be set annually by the Board of Directors, in its sole and absolute discretion. The 2009 Special Bonus objective shall be based on certain increases in the Company’s international net sales, as calculated and reported by the Company in accordance with United States Generally Accepted Accounting Principals, consistently applied. The objectives for such bonus, including but not limited to sales and/or earnings targets and amounts Mr. Capper may be eligible to receive under this Plan, are subject to change annually, as determined at the discretion of the Company’s Board.

The Employment Agreement provides for the award of non-qualified stock options to purchase a total of 300,000 shares of the Company’s Common Stock, pursuant to the Company’s 2006 Equity Incentive Plan. The foregoing grant shall be awarded in two tranches, two hundred thousand (200,000) shares at an exercise price equal to $6.61 per share (the closing price of the Company’s Common Stock on the Effective Date) and one hundred thousand (100,000) shares to be granted at a price equal to the closing price of the Company’s Common Stock on the date of the Company’s 2010 annual meeting. These options expire on the seventh anniversary of the grant date and vest equally over a five year period. In addition, Mr. Capper was awarded, pursuant to the 2006 Plan, Stock Appreciation Rights for the right to receive, upon exercise thereof, compensation, in stock, equal to the appreciation on two hundred thousand (200,000) shares of the Company’s Common Stock. Such appreciation on each share shall equal the excess of (A) the fair market value of one share of the Company’s Common Stock on the date of exercise over (B) the base price of $6.61 (the closing price of the Company’s Common Stock on the Effective Date).

The Employment Agreement may be terminated in the event of Mr. Capper’s death or disability (as defined in the Employment Agreement) during the term. If Mr. Capper dies or becomes disabled, then the Company will pay Mr. Capper (i) his base salary through the date of such termination of employment and (ii) any annual bonus prorated through the date of termination. If Mr. Capper terminates his employment at any time during the term, for a reason other than “Good Reason,” or is terminated by the Company for “Cause” (as such terms are defined in the Employment Agreement), he will only be entitled to payment of his base salary through the date of termination. If the Company terminates Mr. Capper’s employment without Cause or if he resigns from his position for Good Reason, then the Company will pay (i) his base salary through the date of termination; (ii) an amount equal to twelve (12) months’ base salary at the rate in effect at the time of such termination; and (iii) the amount of any bonus prorated through the date of termination.

STANDARDS OF INTEGRITY

The Company has adopted written Standards of Integrity, which set forth the Company’s standards of expected business conduct and which are applicable to all employees of the Company, including the Chief Executive Officer, the principal financial officer, principal accounting officer or controller, and persons performing similar functions (each a “Principal Officer”), as well as the directors of the Company, and satisfies the SEC’s definition of a “Code of Ethics.” A copy of the Company’s Standards of Integrity is available on the Company’s website (www.homediagnostics.com). The Company intends to post amendments to or waivers from its Standards of Integrity (to the extent applicable to or affecting any Principal Officer or director) on its website.

TRANSACTIONS WITH RELATED PERSONS

The following discussion identifies the Company’s material related person transactions during 2008 in which any of the Company’s directors or executive officers, any person known to the Company to own of record or beneficially over 5% of the Company’s Common Stock, or any member of the immediate family of any such persons had, or has, a direct or indirect material interest.

In April 2007, the Board of Directors approved a written policy with respect to transactions between the Company or its subsidiaries and its directors, executive officers, shareholders owning in excess of 5% of the Company’s Common Stock, and their immediate family members and affiliates involving more than $10,000, other than (i) the payment of any compensation by the Company to an executive officer or director of the Company for service to the Company in such capacity that has been approved by the Compensation Committee and (ii) any transaction, arrangement or relationship that has been disclosed in any filing by the Company with the Securities and Exchange Commission prior to the date of the adoption of the policy. This policy requires approval by the Audit Committee of such transactions or, where advance approval is not feasible, ratification of such transactions by the Audit Committee as soon as practicable. In reviewing such transactions, the Audit Committee will consider all of the relevant facts and circumstances, including (if applicable) but not limited to, the benefits to the Company, the availability of other sources for comparable products or services, the terms of the transaction, and the terms available to unrelated third parties or to employees generally. The Audit Committee will approve or ratify only those transactions with related persons that it determines to be in, or not inconsistent with, the best interests of the Company and its stockholders.

Other related party transactions and arrangements

Donald P. Parson, Vice Chairman of the Board of HDI, is of counsel to the law firm of Satterlee Stephens Burke & Burke LLP, which acts as legal counsel to HDI. During the years ended December 31, 2006, 2007 and 2008 the Company paid legal fees to this firm of $0.8 million, $0.5 million and $0.3 million, respectively.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL HOLDERS

The following table sets forth information regarding beneficial ownership of the Company’s Common Stock as of April 8, 2009 by (a) each person known to the Company to beneficially own more than 5% of the outstanding shares of the Common Stock of the Company, (b) each director of the Company, (c) the Company’s Chief Executive Officer and each other Named Executive Officer and (d) all directors and executive officers of the Company as a group. The information in this table is based solely on statements in filings with the SEC or other reliable information. Unless otherwise indicated, each of these stockholders has sole voting and investment power with respect to the shares beneficially owned.

As of April 8, 2009, there were 17,008,904 shares of the Company’s Common Stock issued and outstanding. The number of shares and the percentage of class beneficially owned by the persons named in the table and by all executive officers and directors of the Company as a group is presented in accordance with Rule 13d-3 of the Exchange Act and includes, in addition to shares actually issued and outstanding, unissued shares that are subject to issuance upon exercise of options and/or warrants within 60 days of such date.

	Amount and
	nature of
	beneficial		Percent
Officers, directors and principal stockholders	ownership(1)		owned

George H. Holley	3,040,732	(2)	17.33%
Judy Salem	2,201,386	(3)	12.94%
Royce & Associates LLC	2,185,184	(4)	12.85%
State of Wisconsin Investment Board	1,380,524	(5)	8.12%
Discovery Group I, LLC	1,282,376	(6)	7.54%
Donald P. Parson	949,159	(7)	5.44%
G. Douglas Lindgren	56,350	(8)	*
Richard A. Upton	29,350	(9)	*
Tom Watlington	19,500	(10)	*
Joseph H. Capper	0	(11)	*
Ronald L. Rubin	115,020	(12)	*
Scott I. Verner	30,750	(13)	*
George S. Godfrey	113,260	(14)	*
T. Gary Neel	57,820	(15)	*
All executive officers and directors as a group (13 persons)	4,716,509	(16)	25.40%

*	Less than 1%.

(1)	The persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them subject to community property laws where applicable and the information contained in this table and these notes.

(2)	Includes 534,400 shares issuable pursuant to options to purchase Common Stock exercisable within 60 days of April 8, 2009. Mr. Holley’s business address is 2400 NW 55th Court, Fort Lauderdale, Florida 33309.

(3)	The address of the reporting person is 437 Tee Shot Drive, Oxford, CT 06478.

(4)	This information is based solely on Amendment No. 2 to Schedule 13G/A filed with the SEC on January 26, 2009 by Royce & Associates, LLC (“Royce”). Royce reported sole voting power over 2,185,184 shares, sole dispositive power over 2,185,184 shares and no shared voting or dispositive power. The address of the reporting person is 1414 Avenue of the Americas, New York, NY 10019.

(5)	This information is based solely on Amendment No. 1 to Schedule 13G/A filed with the SEC on January 30, 2009 by State of Wisconsin Investment Board, a government agency that manages public pension funds (“SWIB”). SWIB reported sole voting power over 1,380,524 shares, sole dispositive power over 1,380,524 shares and no shared voting or dispositive power. The address of the reporting person is P.O. Box 7842, Madison, WI 53707.

(6)	This information is based solely on a Schedule 13D/A jointly filed with the SEC on June 17, 2008 by Discovery Equity Partners, L.P., Discovery Group I, LLC (“Discovery”), Michael R. Murphy (“Murphy”) and Daniel J. Donoghue (“Donoghue”). Discovery, Murphy and Donoghue reported shared voting power over 1,282,376 shares, shared dispositive power over 1,282,376 shares and no sole voting or dispositive power. Discovery Equity Partners, L.P. reported shared voting power over 1,107,176 shares, shared dispositive power over 1,107,176 shares and no sole voting or dispositive power. The business address of each of the reporting persons is 191 North Wacker Drive, Suite 1685, Chicago, IL 60606.

(7)	Includes 425,800 shares issuable pursuant to options to purchase Common Stock exercisable within 60 days of April 8, 2009. Does not include 15,000 shares issuable pursuant to options to purchase Common Stock not exercisable until after such date. Also includes 14,625 shares owned by Alberta Parson, Mr. Parson’s wife, and 2,925 shares owned by Alberta Parson as custodian for Emma Parson, Mr. Parson’s daughter, in each case, with respect to which Mr. Parson shares voting and dispositive power. Mr. Parson’s business address is 230 Park Avenue, New York, New York 10169.

(8)	Includes 27,000 shares owned jointly with Mr. Lindgren’s wife as to which Mr. Lindgren shares voting and dispositive power with his wife. Includes 29,350 shares issuable pursuant to options to purchase Common Stock exercisable within 60 days of April 8, 2009. Does not include 13,650 shares issuable pursuant to options to purchase Common Stock not exercisable until after such period.

(9)	Includes 29,350 shares issuable pursuant to options to purchase Common Stock exercisable within 60 days of April 8, 2009. Does not include 13,650 shares issuable pursuant to options to purchase Common Stock not exercisable until after such period.

(10)	Includes 19,500 shares issuable pursuant to options to purchase Common Stock exercisable within 60 days of April 8, 2009. Does not include 15,000 shares issuable pursuant to options to purchase Common Stock not exercisable until after such period.

(11)	Does not include 200,000 shares issuable pursuant to options to purchase Common Stock not exercisable within 60 days of April 8, 2009. Also does not include 200,000 shares issuable pursuant to Common Stock appreciation rights not exercisable within 60 days of April 8, 2009.

(12)	Includes 111,020 shares issuable pursuant to options to purchase Common Stock exercisable within 60 days of April 8, 2009. Does not include 34,500 shares issuable pursuant to options to purchase Common Stock not exercisable until after such period.

(13)	Includes 29,750 shares issuable pursuant to options to purchase Common Stock exercisable within 60 days of April 8, 2009. Does not include 55,250 shares issuable pursuant to options to purchase Common Stock not exercisable until after such period.

(14)	Includes 95,860 shares issuable pursuant to options to purchase Common Stock exercisable within 60 days of April 8, 2009. Does not include 27,000 shares issuable pursuant to options to purchase Common Stock not exercisable until after such period.

(15)	Includes 53,320 shares issuable pursuant to options to purchase Common Stock exercisable within 60 days of April 8, 2009. Does not include 20,500 shares issuable pursuant to options to purchase Common Stock not exercisable until after such period.

(16)	Includes 1,559,440 shares issuable pursuant to options to purchase Common Stock exercisable within 60 days of April 8, 2009. Does not include 637,800 shares issuable pursuant to options to purchase Common Stock and 200,000 shares issuable pursuant to Common Stock appreciation rights not exercisable until after such period.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

The Audit Committee was established by the Board of Directors on March 30, 2006 in connection with the Company’s initial public offering. Prior to this date, the functions of the Audit Committee were performed by the Board of Directors as a whole. The Audit Committee is comprised of the three directors named below. The Audit Committee of the Board of Directors is responsible for the review and oversight of the Company’s performance with respect to its financial responsibilities and the integrity of the Company’s accounting and reporting practices. The Audit Committee is also responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (including resolution of disagreements between management and the Company’s independent registered public accounting firm regarding financial reporting), and each such registered public accounting firm must report directly to the Audit Committee. The Board of Directors has determined that all three members of the Audit Committee are independent in accordance with NASDAQ Stock Market listing standards, that all three members of the Audit Committee are financially literate, as required by such requirements, as such qualification is interpreted by the Board of Directors in its business judgment, and that Mr. Lindgren is qualified as an “audit committee financial expert” within the meaning of the applicable SEC regulations. The Audit Committee operates under a written charter, a copy of which is available on the Company’s website at www.homediagnostics.com.

The Company, not the Audit Committee or the Company’s independent registered public accounting firm, is responsible for the preparation of its financial statements and its operating results and for the appropriate safekeeping of the Company’s assets. The Company’s independent registered public accounting firm’s responsibility is to attest to the fair presentation of the financial statements. The role of the Audit Committee is to be satisfied that both the Company and the Company’s independent registered public accounting firm discharge their respective responsibilities effectively. However, no member of the Audit Committee is professionally engaged in the practice of accounting or auditing of the Company’s accounts, including with respect to auditor independence. The Audit Committee relies, without independent verification, on the information provided to it and on the representations made by management and the Company’s independent registered public accounting firm.

The Audit Committee met four times in 2008. The meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee, the Company, and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The Audit Committee has reviewed and discussed with management and the Company’s independent registered public accounting firm the Company’s audited financial statements. The Audit Committee has discussed significant accounting policies applied in the Company’s audited financial statements, as well as alternative treatments. Management has represented that the financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has discussed with the Company’s independent registered public accounting firm matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements, the Company’s internal accounting controls and the matters required to be discussed by the Public Company Accounting Oversight Board in Rule 3526.

The Company’s independent registered public accounting firm has also provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” as adopted by the Public Company Accounting Oversight Board in Rule 3600T and discussed with the Audit Committee their independence from the Company. The Audit Committee has reviewed, among other things, the amount of fees paid to PricewaterhouseCoopers LLP for audit and non-audit services. The Audit Committee has concluded that the provision of the non-audit services listed in the table under the caption “Audit and Non-Audit Fees” below is compatible with maintaining the independence of PricewaterhouseCoopers LLP.

Based on its review and these meetings, discussions and reports, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2008 be included in the Company’s Annual Report on Form 10-K, for filing with the SEC.

G. Douglas Lindgren, Chairman
Richard A. Upton
Tom Watlington

AUDIT AND NON-AUDIT FEES

In accordance with the rules of the SEC, the following chart outlines fees pertaining to the years ended December 31, 2007 and December 31, 2008 by PricewaterhouseCoopers LLP:

	2007	2008

SERVICES PERFORMED
Audit Fees(1)	$836,419	$729,673
Audit-Related Fees(2)	7,500	—
Tax Fees(3)	14,839	14,304
All Other Fees(4)	—	—

Total Fees	$858,758	$743,977

(1)	Audit fees represent fees billed for professional services provided in connection with the audit of the Company’s annual consolidated financial statements, reviews of the Company’s quarterly financial statements and audit services provided in connection with statutory and regulatory filings for those years.

(2)	Audit-related fees represent fees billed primarily for assurance and related services reasonably related to the performance of the audit or reviews of the Company’s financial statements or registration statements.

(3)	Tax fees principally represent fees billed for tax preparation, tax advice and tax planning services for our Taiwan subsidiary.

(4)	All other fees principally would include fees billed for products and services provided by the accountant, other than the services reported under the three captions above.

AUDIT COMMITTEE APPROVAL OF AUDIT AND NON-AUDIT SERVICES

The Audit Committee has established a policy for the pre-approval of audit and non-audit services performed for the Company by the Company’s independent registered public accounting firm, which also specifies the types of services that the Company’s independent registered public accounting firm may and may not provide to the Company. Prohibited services include bookkeeping, appraisal or valuation services and legal services. The policy provides for general pre-approval of services and specific case-by-case approval of certain services. The services that are pre-approved include (i) audit services, including audits of the Company’s subsidiaries and services associated with SEC filings and (ii) audit-related services, including transaction integration assistance and attestation services required by statute or regulation. The term of any pre-approval is 12 months and shall be subject to specific budgeted amounts or ratios as may be determined from time to time by the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time based on subsequent determinations. Unless a type of service has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services which were addressed in the pre-approval policy, but exceed any pre-approved cost levels or budgeted amounts, will also require specific pre-approval by the Audit Committee. The Chair of the Audit Committee may represent the entire Audit Committee for purposes of pre-approval of non-audit services. The Audit Committee will not delegate its responsibilities concerning pre-approval of services to management. The Company’s independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the Company’s independent registered public accounting firm in accordance with this pre-approval policy and the fees for services performed to date. Management is required to report to the Audit Committee its engagement of the independent registered public accounting firm to perform any of the services specifically pre-approved in the policy. The engagement terms and fees related to the Company’s annual audit remain subject to the specific approval of the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934 and SEC Rules, the Company’s directors, executive officers and beneficial owners of more than 10% of the Company’s Common Stock are required to file periodic reports of their initial ownership, and changes in that ownership, with the SEC. Reporting persons are required by SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a). Based solely on its review of copies of such reports received by the Company and written representations of such reporting persons, the Company believes that during fiscal year 2008, all of its directors, executive officers and all holders of more than 10% of its Common Stock complied with such SEC filing requirements.

OTHER MATTERS

As of the time of preparation of this Proxy Statement, neither the Board of Directors nor management intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other business should properly come before the Annual Meeting, or any adjournment or postponement thereof, the persons named in the proxy will vote on such matters according to their best judgment.

Stockholders Sharing the Same Address

“Householding” of Proxy Materials.  The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by oral or written request to the Secretary, Home Diagnostics, Inc., 2400 NW 55th Court, Fort Lauderdale, Florida 33309; telephone (954) 677-9201

FORM 10-K ANNUAL REPORT

A copy of the Company’s Annual Report on Form 10-K as filed with the SEC (excluding exhibits) is being mailed together with this Proxy Statement. A copy of any Exhibit may be requested by any person in writing by addressing the request to the Secretary, Home Diagnostics, Inc., 2400 NW 55th Court, Fort Lauderdale, Florida 33309, and stating that such person is a beneficial owner of Common Stock of the Company. A charge equal to the reproduction cost of such exhibit will be made. The Company is subject to the information and reporting requirements of the Securities Exchange Act of 1934 under which the Company files periodic reports, proxy statements and other information with the SEC. Copies of the reports, proxy statements and other information may be examined without charge at the Public Reference Section of the SEC, 100 F Street, NE., Room 1580, Washington, D.C. 20549, or on the Internet at www.sec.gov. A copy of the Company’s Annual Report on Form 10-K is also accessible on the Company’s website at http://www.homediagnostics.com.

The Company’s Standards of Integrity and the Audit Committee’s Charter are also accessible by following the links to “Corporate Governance” on the Company’s website. The Company will furnish copies of such documents without charge to any person requesting such documents in writing addressed to the Secretary, Home Diagnostics, Inc., 2400 NW 55th Court, Fort Lauderdale, Florida 33309, and stating that such person is a beneficial owner of Common Stock of the Company.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Under rules the SEC has established, any stockholder who wishes to have a qualified proposal considered for inclusion in the Company’s proxy statement for the 2010 Annual Meeting of Stockholders must send notice of the proposal to the Company’s Secretary at its principal executive offices, Home Diagnostics, Inc., 2400 NW 55th Court, Fort Lauderdale, Florida 33309, so that the Company receives that notice by no later than March 3, 2010, unless the date of the Company’s 2010 Annual Meeting of Stockholders is more than 30 days from the anniversary date of the Company’s 2009 Annual Meeting of Stockholders, in which case the deadline is a reasonable time before the Company prints and mails its proxy materials for the 2010 Annual Meeting of Stockholders. If you submit a stockholder proposal, you must provide your name and record address, the number of shares of Common Stock you hold beneficially, the date or dates on which you acquired those shares, and documentary support for any claim of beneficial ownership.

In addition, the Company’s Amended and Restated Bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting. In general, the procedure provides that stockholders must submit proposals to the Company containing certain information specified in the Company’s Amended and Restated Bylaws not less than 90 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, in order to be brought before the Company’s 2010 Annual Meeting of Stockholders, any such proposal must be submitted so that the Company receives the proposal no later than the close of business on March 3, 2010.

Stockholders should submit any such proposals to the Company’s Secretary at Home Diagnostics, Inc., 2400 NW 55th Court, Fort Lauderdale, Florida 33309. These requirements are in addition to the SEC’s requirements that a stockholder must comply with to have a stockholder proposal included in our proxy statement. As to all such matters which the Company does not have notice on or prior to March 3, 2010, discretionary authority shall be granted to the persons designated in the Company’s proxy related to 2010 Annual Meeting to vote on such proposal.

By Order of the Board of Directors

Ronald L. Rubin
Senior Vice President, Chief Financial Officer and Secretary

April [     ], 2009

HOME DIAGNOSTICS, INC.

2009 EQUITY INCENTIVE PLAN

HOME DIAGNOSTICS, INC.

2009 EQUITY INCENTIVE PLAN

HOME DIAGNOSTICS, INC.
2009 EQUITY INCENTIVE PLAN

1.       Purpose. The purpose of this 2009 Equity Incentive Plan (the “Plan”) is to aid Home Diagnostics, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), in attracting, retaining, motivating and rewarding employees, non-employee directors, consultants and advisors of the Company or its subsidiaries; to provide for equitable and competitive compensation opportunities; to recognize individual contributions and reward achievement of Company goals; and to promote the creation of long-term value for stockholders by closely aligning the interests of Participants with those of stockholders. The Plan authorizes stock-based and cash-based incentives for Participants.

2.       Definitions. In addition to the terms defined in Section 1 above and elsewhere in the Plan, the following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)       “Annual Limit” shall have the meaning specified in Section 5(b).

(b)       “Award” means any Option, SAR, Restricted Stock, Restricted Stock Units, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award or Performance Award, together with any related right or interest, granted to a Participant under the Plan.

(c)       “Beneficiary” means the legal representatives of the Participant’s estate entitled by will or the laws of descent and distribution to receive the benefits under a Participant’s Award upon a Participant’s death, provided that, if and to the extent authorized by the Committee, a Participant may be permitted to designate a Beneficiary, in which case the “Beneficiary” instead will be the person, persons, trust or trusts (if any are then surviving) that have been designated by the Participant in his or her most recent written and duly filed beneficiary designation to receive the benefits specified under the Participant’s Award upon such Participant’s death. Unless otherwise determined by the Committee, any designation of a Beneficiary other than a Participant’s spouse shall be subject to such spouse’s written consent.

(d)       “Board” means the Company’s Board of Directors.

(e)       “Change in Control” has the meanings specified in Section 9.

(f)       “Code” means the Internal Revenue Code of 1986, as amended. References to any provision of the Code or regulation thereunder shall include any successor provisions and regulations, and reference to regulations includes any applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.

(g)       “Committee” means the Compensation Committee of the Board, which shall consist solely of two or more “Outside Directors” in accordance with Code Section 162(m), or solely of two or more “Non-Employee Directors,” in accordance with Rule 16(b)-3 of the Exchange Act. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or the Plan. The full Board may perform any function of the Committee hereunder, in which case the term “Committee” shall refer to the Board.

(h)       “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 10(j).

(i)       “Disability” means has the same meaning given to such term in any employment agreement between the Employee and the Company or a Subsidiary; (A) in the absence of a definition of Disability contained in an applicable employment agreement, has the same meaning as any definition of Permanent Disability contained in the Company’s long-term disability insurance policy in effect at such time; and (B) in the absence of any such applicable definition contained in a applicable employment agreement or long-term disability insurance policy of the Company, means that the Employee is unable to perform material and substantial duties of his/her regular occupation due to his/her sickness or injury for a period of thirteen consecutive weeks or 90 days’ in the aggregate in any 12 month period; and he/she is not working at any job during such period. As used herein, “material and substantial duties” means duties that are normally required for the performance of the Employee’s regular occupation; and cannot be reasonably omitted or modified, except that if an Employee is required to work on average in excess of 40 hours per week, this requirement will be deemed met if the Employee is working or has the capacity to work 40 hours per week.

(j)       “Dividend Equivalent” means a right, granted under this Plan, to receive cash, Stock, other Awards or other property equal in value to all or a specified portion of the dividends paid with respect to a specified number of shares of Stock.

(k)       “Effective Date” means the effective date specified in Section 10(p).

(l)       “Eligible Person” has the meaning specified in Section 5.

(m)       “Exchange Act” means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act or rule (including a proposed rule) thereunder shall include any successor provisions and rules.

(n)       “Fair Market Value” means the fair market value of Stock, Awards or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the closing sales price for such Stock (or the closing bid, if no sales were reported) as quoted on the NASDAQ Global Select Market or the NASDAQ SmallCap Market or any other established stock exchange, as applicable, on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable. Fair Market Value relating to the exercise price or base price of any Non-409A Option or SAR shall conform to requirements under Code Section 409A.

(o)       “409A Awards” means Awards that constitute a deferral of compensation under Code Section 409A and regulations thereunder. “Non-409A Awards” means Awards other than 409A Awards. Although the Committee retains authority under the Plan to grant Options, SARs and Restricted Stock on terms that will qualify those Awards as 409A Awards, Options, SARs exercisable for Stock, and Restricted Stock are intended to be Non-409A Awards unless otherwise expressly specified by the Committee.

(p)       “Incentive Stock Option” or “ISO” means any Option designated as an incentive stock option within the meaning of Code Section 422 and qualifying thereunder.

(q)       “Option” means a right, granted under this Plan, to purchase Stock.

(r)       “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h).

(s)       “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(t)       “Performance Award” means a conditional right, granted to a Participant under Sections 6(i) and 7, to receive cash, Stock or other Awards or payments.

(u)       “Preexisting Plans” means the Home Diagnostics, Inc. 2006 Equity Incentive Plan, the Home Diagnostics, Inc. 2002 Stock Option Plan and the Home Diagnostics, Inc. 1992 Stock Option Plan.

(v)       “Restricted Stock” means Stock granted under this Plan which is subject to certain restrictions and to a risk of forfeiture.

(w)       “Retirement” means, with respect to a Participant, any termination of employment or service of an Employee for any reason, other than any termination of the Participant by the Company or a Subsidiary for Cause, provided that the Participant shall have satisfied the following retirement criteria: (A) the attainment of age 55 and (B) the sum of the Participant’s age and his or her years of service with the Company or a Subsidiary totals at least 65 years.

(x)       “Restricted Stock Unit” or “RSU” means a right, granted under this Plan, to receive Stock or other Awards or a combination thereof at the end of a specified deferral period.

(y)       “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(z)       “Stock” means the Company’s Common Stock, par value $0.01 per share, and any other equity securities of the Company that may be substituted or resubstituted for Stock pursuant to Section 10(c).

(aa)       “Stock Appreciation Rights” or “SAR” means a right granted to a Participant under Section 6(c).

3.       Administration.

(a)       Authority of the Committee. The Plan shall be administered by the Committee, which shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants; to grant Awards; to determine the type and number of Awards, the dates on which Awards may be exercised and on which the risk of forfeiture or deferral period relating to Awards shall lapse or terminate, the acceleration of any such dates, the expiration date of any Award, whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards, or other property, and other terms and conditions of, and all other matters relating to, Awards; to prescribe documents evidencing or setting terms of Awards (such Award documents need not be identical for each Participant), amendments thereto, and rules and regulations for the administration of the Plan and amendments thereto (including outstanding Awards); to construe and interpret the Plan and Award documents and correct defects, supply omissions or reconcile inconsistencies therein; and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. Decisions of the Committee with respect to the administration and interpretation of the Plan shall be final, conclusive, and binding upon all persons interested in the Plan, including Participants, Beneficiaries, transferees under Section 10(b) and other persons claiming rights from or through a Participant, and stockholders. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to members of the Committee.

(b)       Manner of Exercise of Committee Authority. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Code Section 162(m) as performance-based compensation, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent (i) that such delegation will not result in the loss of an exemption under Rule 16b-3 for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify, and (ii) permitted under Section 157 and other applicable provisions of the Delaware General Corporation Law.

(c)       Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.       Stock Subject To Plan.

(a)       Overall Number of Shares Available for Delivery. The total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be the sum of: (i) 1,800,000 new shares, and (ii) the number of shares which become available in accordance with Section 4(b) after the Effective Date. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b)       Share Counting Rules. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments in accordance with this Section 4(b). Shares that are potentially deliverable under an Award under the Plan that are canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of such shares to the Participant will not be counted as delivered under the Plan and shall be available for Awards under this Plan. Shares that have been issued in connection with an Award under this Plan (e.g., Restricted Stock) or any Preexisting Plan award that is canceled, forfeited, or settled in cash such that those shares are returned to the Company shall be available for Awards under this Plan. Shares that are withheld from such an Award or separately surrendered by the Participant in payment of any exercise price relating to such an Award shall be deemed to constitute shares not delivered to the Participant and will be available under the Plan.

5.       Eligibility; Per-Person Award Limitations.

(a)       Eligibility. Awards may be granted under the Plan only to Eligible Persons. For purposes of the Plan, an “Eligible Person” means an employee, executive officer, director, advisor or consultant of the Company or a subsidiary, and any person who has been offered employment by the Company or a subsidiary, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary. An employee on “leave of absence” (as such term is defined in the Company’s employee handbook or, if no such definition exists, as otherwise defined by the Committee in its discretion) may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the Plan, if so determined by the Committee. If so determined by the Committee, holders of outstanding awards granted by a company or business acquired by the Company or a subsidiary, or with which the Company or a subsidiary combines, are eligible for grants under the Plan of substitute Awards either through assumption of such Awards or the grant of a substitute award in connection with such acquisition or combination transaction.

(b)       Per-Person Award Limitations. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards under each of Section 6(b), 6(c), 6(d), 6(e), 6(f), 6(g) or 6(h) up to his or her Annual Limit (such Annual Limit to apply separately to the type of Award authorized under each specified subsection, except that the limitation applies to Dividend Equivalents under Section 6(g) only if such Dividend Equivalents are granted separately from and not as a feature of another Award). A Participant’s Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 180,000 shares, subject to adjustment as provided in Section 10(c). In the case of an Award that is not valued in a way in which the limitation set forth in the preceding sentence would operate as an effective limitation satisfying applicable law (including Treasury Regulation 1.162-27(e)(4)), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Eligible Person’s Annual Limit, which for this purpose shall equal $1,000,000 (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) “earning” means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant’s Annual Limit is used to the extent an amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

6.       Specific Terms of Awards.

(a)       General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 10(e) and 10(k)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment or service by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion with respect to any term or condition of an Award that is not mandatory under the Plan, subject to Section 10(k). The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

(b)       Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i)	Exercise Price. The exercise price per share of Stock purchasable under an Option (including both ISOs and non-qualified Options) shall be determined by the Committee, provided that, notwithstanding anything contained herein to the contrary, such exercise price shall be (A) fixed as of the grant date, and (B) not less than the Fair Market Value of a share of Stock on the date of grant of such Option. Notwithstanding the foregoing, any substitute award granted in assumption of or in substitution for an outstanding Award granted by a company or business acquired by the Company or a subsidiary, or with which the Company or a subsidiary combines may be granted with an exercise price per share of Stock other than as required above, provided, however, that such substitute Award is determined and granted in a manner satisfying the requirements of Treasury Regulation section 1.424-1(a).

(ii)	Option Term; Time and Method of Exercise. The Committee shall determine the term of each Option, provided that in no event shall the term of any Option exceed a period of ten years from the date of grant. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part, provided that, notwithstanding anything contained herein to the contrary, the sole and exclusive basis for determining both the vesting and exercisability of an Option will be the passage of a specific period of time or the occurrence or non-occurrence of certain specific events (which may include, but are not limited to, the achievement of performance goals and/or future service requirements). In addition, the Committee shall determine the methods by which such exercise price may be paid or deemed to be paid and the form of such payment (subject to Section 10(k)), including, without limitation, cash, Stock (including by withholding Stock deliverable upon exercise, if such withholding or withholding feature will not result in additional accounting expense to the Company), other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including through broker-assisted “cashless exercise” arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including, in the case of 409A Awards, deferred delivery of shares subject to the Option, as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

(iii)	Termination Due to Death, Disability or Retirement. If a Participant’s employment is terminated by the Company or a Subsidiary due to death or Disability, (A) any portion of the Option that was exercisable on the date of such termination shall remain exercisable until twelve (12) months after such termination, but in no event after the expiration date of the option, and such portion of the Option shall expire and be forfeited on the first anniversary of the date of such termination, whether or not then exercisable and (B) any portion of the Option that was not exercisable on the date of such termination shall be forfeited immediately upon such termination. If a Participant’s employment is terminated by the Company or a Subsidiary, or by Participant, by reason of Retirement, (C) any portion of the Option that was exercisable on the date of such termination shall remain exercisable until the expiration date of the Option, and such portion of the Option shall expire and be forfeited on the expiration date and (D) any portion of the Option that was not exercisable on the date of such termination shall be forfeited immediately upon such termination. Notwithstanding the foregoing, the Committee may amend the above terms in accordance with Section 3(a) above.

(iv)	Effect on Vesting and Expiration of Termination of Directorship or Other Relationship on Non-Employee with the Company or a Subsidiary. Except as expressly set forth in any written agreement between a Participant and the Company or a Subsidiary and notwithstanding paragraphs 6b(iii) above the following special vesting and expiration rules shall apply to any Participant who is not an Employee of the Company or a Subsidiary if such Participant’s directorship, consultancy or other non-employment relationship or arrangement with the Company or a Subsidiary terminates prior to the Option becoming fully vested and/or prior to the expiration date: If the Participant’s, directorship, consultancy or other non-employment relationship or arrangement is terminated by the Company or a Subsidiary or by the Participant for any reason, (A) any portion of the Option that was exercisable on the date of such termination shall remain exercisable until the expiration date after such termination, but in no event after the expiration date of the Option, (B) any portion of the Option that was not exercisable on the date of such termination shall be forfeited immediately upon such termination. Notwithstanding the foregoing, the Committee may amend the above terms in accordance with Section 3(a) above.

(v)	ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422.

(vi)	Repricing. Notwithstanding anything in this Plan to the contrary, without the approval of stockholders, the Committee will not amend or replace previously granted Options in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange or NASDAQ Global Select Market (as then applicable) or Item 402(i)(1) of Regulation S-K of the Exchange Act.

(c)       Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

(i)	Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Committee.

(ii)	Other Terms. The Committee shall determine the term of each SAR, provided that in no event shall the term of a SAR exceed a period of ten years from the date of grant. The Committee shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which a SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not a SAR shall be free-standing or in tandem or combination with any other Award, and whether or not the SAR will be a 409A Award or Non-409A Award. The Committee may require that an outstanding Option be exchanged for a SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

(iii)	Repricing. Notwithstanding anything in this Plan to the contrary, without the approval of stockholders, the Committee will not amend or replace previously granted SARs in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange or NASDAQ Global Select Market (as then applicable).

(d)       Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i)	Grant and Restrictions. Except as provided herein, Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award document relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). Notwithstanding the foregoing, however, Restricted Stock shall not become vested more quickly than ratably over a minimum period of three years except in the event of a Participant’s death, disability, or retirement, or in the event of a Change in Control or other special circumstances. The foregoing notwithstanding, (i) Restricted Stock as to which vesting is based on, among other things, the achievement of one or more performance conditions shall not become vested until the later of the attainment of such performance conditions or one year after the date of grant, except in the event of a Participant’s death, disability, or retirement, or in the event of a Change in Control or other special circumstances, and (ii) up to 5% of the shares of Stock authorized under the Plan may be granted as Restricted Stock without any minimum vesting requirements. For purposes of this Section 6(d), a performance period that precedes the grant of the Restricted Stock will be treated as part of the vesting period if the Participant has been notified promptly after the commencement of the performance period that he or she has the opportunity to earn the Award based on performance and continued service.

(ii)	Forfeiture. Except as otherwise determined by the Committee, upon termination of employment or service during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company, provided that the Committee may provide, by rule or regulation or in any Award document, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock will lapse in whole or in part, including in the event of terminations resulting from specified causes.

(iii)	Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock; that the Company retain physical possession of the certificates; and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv)	Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any dividends paid on a share of Restricted Stock shall be either (A) paid with respect to such Restricted Stock at the dividend payment date in cash, in kind, or in a number of shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) automatically reinvested in additional Restricted Stock or held in kind, which shall be subject to the same terms as applied to the original Restricted Stock to which it relates, or (C) deferred as to payment, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in shares of Restricted Stock Units, other Awards or other investment vehicles, subject to such terms as the Committee shall determine or permit a Participant to elect. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other cash or property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(e)       Restricted Stock Units. The Committee is authorized to grant RSUs to Participants, subject to the following terms and conditions:

(i)	Award and Restrictions. Subject to Section 6(e)(ii), RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance conditions and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine at the date of grant or thereafter. A Participant granted RSUs shall not have any of the rights of a stockholder, including the right to vote, until Stock shall have been issued in the

Participant’s name pursuant to the RSUs, except that the Committee may provide for dividend equivalents pursuant to Section 6(e)(iii) below.

(ii)	Limitation on Vesting. The grant, issuance, retention, vesting and/or settlement of RSUs shall occur at such time and in such installments as determined by the Committee or under criteria established by the Committee. The Committee shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of RSUs subject to continued employment, passage of time and/or such performance conditions as deemed appropriate by the Committee, provided that the grant, issuance, retention, vesting and/or settlement of an RSU that is based in whole or in part on performance conditions and/or the level of achievement versus such performance conditions shall be subject to a performance period of not less than one year, and any Award based solely upon continued employment or the passage of time shall vest over a period not less than three years from the date the Award is made, provided that such vesting may occur ratably over the three-year period. The foregoing minimum vesting conditions need not apply (A) in the case of the death, disability or Retirement of the Participant or termination in connection with a Change in Control, and (B) with respect to up to an aggregate of 5% of the shares of Stock authorized under the Plan, which may be granted (or regranted upon forfeiture) as Restricted Stock or RSUs without regard to such minimum vesting requirements.

(iii)	Dividend Equivalents. Unless otherwise determined by the Committee, dividend equivalents on the specified number of shares of Stock covered by an Award of RSUs shall be either (A) paid with respect to such RSUs at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such RSUs, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in additional RSUs, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect. Notwithstanding the foregoing, no dividend equivalents shall be paid on any unearned portion of Performance Awards granted under the Plan.

(f)       Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

(g)       Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, which may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify. Notwithstanding the foregoing, no Dividend Equivalents shall be paid on any unearned portion of Performance Awards granted under the Plan.

(h)       Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock or factors that may influence the value of Stock, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries or other business units. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, notes, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(h).

(i)       Performance Awards. Performance Awards, denominated in cash or in Stock or other Awards (but excluding Options), may be granted by the Committee in accordance with Section 7.

7.       Performance Awards.

(a)       Performance Awards Generally. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards or a combination of the foregoing, which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, and the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as “performance-based compensation” under Code Section 162(m).

(b)       Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

(i)	Performance Goal Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder, including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii)	Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or other business units of the Company, shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings (net of or including dividends); (2) EBIT or EBITDA; (3) gross or net revenue or changes in annual revenues; (4) cash flow(s) (including operating or net cash flow(s)); (5) financial return ratios; (6) total shareholder return, shareholder return based on growth measures or the attainment by the shares of a specified value for a specified period of time, share price or share price appreciation; (7) earnings growth or EPS growth; (8) return measures, including return or net return on assets, net assets, equity, capital or gross sales; (9) adjusted pre-tax margin; (10) pre-tax profits; (11) operating margins, operating profits; and/or operating expenses; (12) dividends; (13) net income or net operating income; (14) growth in operating earnings or growth in EPS; (15) value of assets; (16) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (17) aggregate product price and other product measures; (18) expense or cost levels; (19) reduction of losses, loss ratios or expense ratios; (20) reduction in fixed costs; (21) operating cost management; (22) cost of capital; (23) debt reduction; (24) productivity improvements; (25) average inventory turnover; (26) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; (27) advertising efficiency; (28) customer satisfaction based on specified objective goals or a Company-sponsored customer survey; (29) employee diversity goals or employee turnover; (30) specified objective social goals; (31) safety record; (32) management of employment practices and employee benefits; (33) supervision of litigation and information technology; and (34) goals relating to acquisitions or divestitures of subsidiaries or joint ventures. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

(iii)	Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of one year or more, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed.

(iv)	Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(iii). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

(v)	Settlement of Performance Awards; Other Terms. Settlement of Performance Awards shall be in cash, Stock, other Awards or other property, in the Committee’s discretion. The Committee may, in its discretion, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as “performance-based compensation” for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by a Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards.

(c)       Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards, and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

8.       Certain Provisions Applicable To Awards.

(a)       Stand-Alone, Additional, and Tandem Awards. Awards granted under the Plan may, in the Committee’s discretion, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary, provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards. Notwithstanding anything in this Section 8(a) to the contrary, in no event may Options or SARs be exchanged for Awards of the same or different type in a manner that would violate the provisions of Section 303A.08 of the Listed Company Manual of the New York Stock Exchange or NASDAQ Global Select Market (as then applicable).

(b)       Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, subject to the express limitations set forth in Sections 6(b)(ii), 6(c)(ii) and 8 or elsewhere in the Plan.

(c)       Form and Timing of Payment under Awards; Deferrals. In the case of any 409A Award that is vested and no longer subject to a risk of forfeiture (within the meaning of Code Section 83), such Award will be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Sections 409A(a)(2)(A)(vi) and 409A(a)(2)(B)(ii), in accordance with Section 409A(a)(2)(B)(ii). If permitted by the Committee, a Participant may elect, consistent with the requirements of 409A, to defer receipt of all or any portion of the shares of Stock or the property otherwise issuable to the Participant pursuant to the Plan, provided that such deferred issuance date(s) and amount(s) elected by the Participant shall be set forth in the Award Agreement and Participant executes a 409A Election Form.

9.       Change in Control.

(a)       Treatment of Awards. The Committee shall have the discretion to provide that in the event of a Change in Control (as defined in Section 9(b) or 9(c) below with respect to 409A Awards), the following provisions will apply:

(i)	Each outstanding Option or SAR (or such lesser portion of each Option or SAR as is set forth in an applicable Award agreement) will immediately become exercisable in full.

(ii)	Each outstanding share of Restricted Stock (or such lesser number of shares as is set forth in an applicable Award agreement) will immediately become free of the restrictions.

(iii)	To the extent provided in an applicable Award agreement, each outstanding other Award shall be deemed free of restriction and any performance goals shall be determined to be satisfied to the extent set forth in the Award agreement.

(iv)	In the event of a Change in Control that is a merger or consolidation in which the Company is not the surviving corporation or which results in the acquisition of substantially all of the Company’s outstanding Stock by a single person or entity or by a group of persons or entities acting in concert, or in the event of a sale or transfer of all or substantially all of the Company’s assets (a “Covered Transaction”), the Committee shall have the discretion to provide for the termination of all outstanding Options and SARs as of the effective date of the Covered Transaction, provided, that, if the Covered Transaction follows a Change in Control or would give rise to a Change in Control, no Option or SAR will be so terminated (without the consent of the Participant) prior to the expiration of 20 days following the later of (A) the date on which the Award became fully exercisable and (B) the date on which the Participant received written notice of the consummation of a Covered Transaction.

(b)       General Definition. Except as provided in Section 9(c), a “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i)	any person is or becomes the beneficial owner (as determined under Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person or any securities acquired directly from the Company or its affiliates (as determined under Rule 12b-2 under the Exchange Act)) representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities, excluding any person who becomes such a beneficial owner in connection with a Non-Control Merger (as defined in paragraph (iii) below); or

(ii)	there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation (a “Non-Control Merger”) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or any parent thereof; or

(iii)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or any parent thereof.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(c)       Definition for 409A Awards. For purposes of accelerated vesting of Section 409A Awards, the determination of whether a “Change in Control” has occurred and the date consummated shall be made by reference to and in accordance with Tres. Reg. 1.409A-3(i)(5).

10.       General Provisions.

(a)       Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(b)       Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary thereof), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred to one or more transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee, subject to any terms and conditions which the Committee may impose thereon (which may include limitations the Committee may deem appropriate in order that offers and sales under the Plan will meet applicable requirements of registration forms under the Securities Act of 1933 specified by the Securities and Exchange Commission), provided, however, that no such transfer may occur for consideration. A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award document applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c)       Adjustments. In the event that any large, special and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate and, in the case of any outstanding Award, necessary to prevent dilution or enlargement of Participant’s rights, then the Committee shall, in an equitable manner as determined by the Committee, adjust any or all of (i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5, (iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (iv) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option or other Award. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or other business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant, provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (i) would cause Options, SARs, or Performance Awards granted under the Plan to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, (ii) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder, or (iii) cause a Non-409A Award to be treated as a 409A Award.

(d)       Tax Provisions.

(i)	Withholding. The Company and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s withholding obligations, either on a mandatory or elective basis in the discretion of the Committee, or in satisfaction of other tax obligations. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, unless withholding of any additional amount of Stock will not result in additional accounting expense to the Company.

(ii)	Required Consent to and Notification of Code Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii)	Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (i.e., a disqualifying disposition), such Participant shall notify the Company of such disposition within ten days thereof.

(e)       Changes to the Plan. The Board may amend, suspend or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of stockholders or Participants, provided, however, that any amendment to the Plan shall be submitted to the Company’s stockholders for approval not later than the earliest annual meeting for which the record date is at or after the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of the New York Stock Exchange or NASDAQ Global Select Market (as then applicable) or any other stock exchange or automated quotation system on which the Stock may then be listed or quoted, or if such amendment would materially increase the number of shares reserved for issuance and delivery under the Plan, and the Board may otherwise, in its discretion, determine to submit other amendments to the Plan to stockholders for approval; and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award (for this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant). Without the approval of stockholders, the Committee will not amend or replace previously granted Options or SARs in a transaction that constitutes a “repricing,” as such term is used in Section 303A.08 of the Listed Company Manual of the New York Stock Exchange or NASDAQ Global Select Market (as then applicable). With regard to other terms of Awards, the Committee shall have no authority to waive or modify any such Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification.

(f)       Right of Setoff. The Company or any subsidiary may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a subsidiary may owe to the Participant from time to time (including amounts payable in connection with any Award, owed as wages, fringe benefits, amounts related to Awards which should have, but have not previously been, withheld by the Company for tax purposes, or other compensation owed to the Participant), such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 10(f).

(g)       Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company, provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company’s obligations under the Plan. Such trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

(h)       Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements, apart from the Plan, as it may deem desirable, including incentive arrangements and awards which do not qualify under Code Section 162(m), and such other arrangements may be either applicable generally or only in specific cases.

(i)       Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j)       Compliance with Code Section 162(m). It is the intent of the Company that Options and SARs granted to Covered Employees and other Awards designated as Awards to Covered Employees subject to Section 7 shall constitute qualified “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, unless otherwise determined by the Committee at the time of allocation of an Award. Accordingly, the terms of Sections 7(b) and (c), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee as likely to be a Covered Employee with respect to a specified fiscal year. If any provision of the Plan or any Award document relating to a Performance Award that is designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements, and no provision shall be deemed to confer upon the Committee or any other person discretion to increase the amount of compensation otherwise payable in connection with any such Award upon attainment of the applicable performance objectives.

(k)       Certain Limitations on Awards to Ensure Compliance with Code Section 409A. For purposes of this Plan, references to an award term or event (including any authority or right of the Company or a Participant) being “permitted” under Code Section 409A mean, for a 409A Award, that the term or event will not cause the Participant to be liable for payment of interest or a tax penalty under Code Section 409A and, for a Non-409A Award, that the term or event will not cause the Award to be treated as subject to Code Section 409A. Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Company and rights of the Participant with respect to the Award, shall be limited to those terms permitted under Code Section 409A, and any terms not permitted under Code Section 409A shall be automatically modified and limited to the extent necessary to conform with Code Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Code Section 409A, and any distribution subject to Code Section 409A(a)(2)(A)(i) (separation from service) to a “key employee” as defined under Code Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Code Section 409A(a)(2)(B)(i).

(l)       Governing Law. The validity, construction, and effect of the Plan, any rules and regulations relating to the Plan and any Award document shall be determined in accordance with the laws of the State of Florida, without giving effect to principles of conflicts of laws, and applicable provisions of federal law.

(m)       Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 10(m) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

(n)       Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary, (ii) interfering in any way with the right of the Company or a subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time (subject to the terms and provisions of any separate written agreements), (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award or an Option is duly exercised. Except as expressly provided in the Plan and an Award document, neither the Plan nor any Award document shall confer on any person other than the Company and the Participant any rights or remedies thereunder.

(o)       Severability; Entire Agreement. If any of the provisions of this Plan or any Award document is finally held to be invalid, illegal or unenforceable (whether in whole or in part), such provision shall be deemed modified to the extent, but only to the extent, of such invalidity, illegality or unenforceability, and the remaining provisions shall not be affected thereby, provided, that, if any of such provisions is finally held to be invalid, illegal, or unenforceable because it exceeds the maximum scope determined to be acceptable to permit such provision to be enforceable, such provision shall be deemed to be modified to the minimum extent necessary to modify such scope in order to make such provision enforceable hereunder. The Plan and any Award documents contain the entire agreement of the parties with respect to the subject matter thereof and supersede all prior agreements, promises, covenants, arrangements, communications, representations and warranties between them, whether written or oral with respect to the subject matter thereof.

(p)       Plan Effective Date and Termination; No New Grants under Preexisting Plans. The Plan shall become effective if, and at such time as, the stockholders of the Company have approved it by the affirmative votes of the holders of a majority of the voting securities of the Company present. Upon such approval of the Plan by the stockholders of the Company, no further awards shall be granted under any Preexisting Plan. In addition, the Preexisting Plans shall become null and void, provided, however, that any outstanding awards under the Preexisting Plans shall continue in accordance with their terms. Unless earlier terminated by action of the Board of Directors, the authority of the Committee to make grants under the Plan shall terminate on the date that is ten years after the latest date upon which stockholders of the Company have approved the Plan, and the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan or as set forth above and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.

HOME DIAGNOSTICS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF HOME DIAGNOSTICS, INC.
FOR ANNUAL MEETING OF STOCKHOLDERS ON JUNE 2, 2009

The undersigned hereby constitutes and appoints Joseph H. Capper and Ronald L. Rubin, and each of them, the attorneys and proxies of the undersigned with full power of substitution to appear and to vote all of the shares of the Common Stock of Home Diagnostics, Inc. held of record by the undersigned on April 16, 2009 as if personally present at the Annual Meeting of Stockholders to be held at 9:00 a.m. Eastern Time on June 2, 2009 and any adjournment or postponement thereof, as designated below:

THE BOARD OF DIRECTOR’S RECOMMENDS A VOTE “FOR” THE FOLLOWING NOMINEES AND PROPOSALS:

Proposal I.	To elect two Class III Nominees (to serve a three-year term ending upon the Company’s 2012 Annual Meeting of Stockholders)

George H. Holley	☐	FOR	☐	WITHHOLD AUTHORITY

Joseph H. Capper	☐	FOR	☐	WITHHOLD AUTHORITY

Proposal II.  To approve the adoption of the Home Diagnostics, Inc. 2009 Equity Incentive Plan

☐	FOR	☐	AGAINST	☐	ABSTAIN

YOU ARE URGED TO DATE, SIGN AND RETURN PROMPTLY THIS PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE ANNUAL MEETING. THIS PROXY IS TO BE RECEIVED BY MAIL IN THE POSTAGE-PAID ENVELOPE PROVIDED ON OR PRIOR TO JUNE 1, 2009, 5:00 P.M. EASTERN TIME.

Dated: , 2009
Signature(s)

Print Name

IMPORTANT: Please sign exactly as your name or names appear on this proxy, and when signing as an attorney, executor, administrator, trustee or guardian, give your full title as such. If the signatory is a corporation, sign the full corporate name by duly authorized officer, or if a partnership, sign in partnership name by authorized person.

Please indicate whether you intend to attend this meeting: ☐ Yes     ☐ No